STOCK EXCHANGE AGREEMENT
AMONG
EQUITY ONE, INC.,
CENTREFUND REALTY CORPORATION
AND
FIRST CAPITAL AMERICA HOLDING CORP.
May 18, 2001

TABLE OF CONTENTS

1. Definitions
2. Exchange Of Target Shares
2.1 Basic Transaction
2.2 Purchase Price
2.3 The Closing
2.4 Deliveries at Closing
3. Representations and Warranties of Centrefund and Shareholder
3.1 Authorization of Transaction
3.2 Noncontravention
3.3 Investment
3.4 Target Shares
3.5 Disclosure
3.6 Receipt of Valuation and Fairness Opinion
3.7 Organization, Qualification, and Corporate Power
3.8 Subsidiaries and Joint Ventures
3.9 Capitalization
3.10 Notices
3.11 Real Property
3.12 Brokers' Fees
3.13 Financial Statements
3.14 Events Subsequent to Most Recent Fiscal Year End
3.15 Undisclosed Non-Tax Liabilities
3.16 Compliance with Governmental Requirements and No Insolvency
3.17 Tax Matters
3.18 Personal Property Assets
3.19 Contracts
3.20 Existing Debt
3.21 Powers of Attorney
3.22 Insurance
3.23 Litigation
3.24 Employees
3.25 Employee Benefits
3.26 Environmental, Health, and Safety Matters
3.27 Related Party Transactions
3.28 Intellectual Property
4. Representations and Warranties of Equity One
4.1 Organization of Equity One
4.2 Capitalization of Equity One
4.3 Authorization of Transaction
4.4 Receipt of Fairness Opinion
4.5 Noncontravention
4.6 Brokers' Fees
4.7 Disclosure
4.8 Investment
4.9 Litigation
4.10 Undisclosed Liabilities
4.11 Listing of Equity One Shares
4.12 Real Property
4.13 Subsidiaries and Joint Ventures
4.14 Financial Statements
4.15 Events Subsequent to Most Recent Fiscal Year End
4.16 Compliance with Governmental Requirements and No Insolvency
4.17 Tax Matters
4.18 Personal Property Assets
4.19 Contracts
4.20 Existing Debt
4.21 Insurance
4.22 Employee Benefits
4.23 Equity One Labor Matters
4.24 Environmental, Health, and Safety Matters
4.25 Related Party Transactions
5. Pre-Closing Covenants*
5.1 Delivery of Financial Statements
5.2 General
5.3 Shareholder Meetings
5.4 Notices and Consents
5.5 Operation of Business by Equity One
5.6 Operation of Business by Target
5.7 CDG Windup
5.8 Full Access
5.9 Notice of Developments
5.10 Exclusivity
5.11 Target Restructuring
5.12 Undistributed REIT Earnings and Profits
5.13 Press Release
6. Post-Closing Covenants
6.1 NYSE Listing
6.2 General
6.3 Litigation Support
6.4 Transition
6.5 Confidentiality
6.6 Independent Accountants
6.7 Tax Matters
6.8 Representation on Equity One's Board of Directors
6.9 Canadian GAAP Financial Statements
6.10 Equity One Dividends
6.11 Equity One Dispositions of Assets and Disposition Proceeds
6.12 Tax Refund
6.12 Tax Refund
7. Conditions to Obligation to Close
7.1 Conditions to Obligations of Equity One
7.2 Conditions to Obligation of the Shareholder
8. Survival; Remedies for Breaches of this Agreement
8.1 Survival of Representations and Warranties
8.2 Indemnification Provisions for Benefit of Equity One
8.3 Indemnification Provisions for Benefit of the Shareholder
8.4 Matters Involving Third Parties
8.5 Other Indemnification Provisions
9. Target Distributions
10. Tax Matters
10.1 Tax Periods Ending on or Before the Closing Date
10.2 Tax Periods Beginning Before and Ending After the Closing Date
10.3 Cooperation on Tax Matters
10.4 Certain Taxes
11. Registration Rights
12. Termination
12.1 Termination of Agreement
12.2 Effect of Termination
13. Miscellaneous
13.1 Press Releases and Public Announcements
13.2 No Third-Party Beneficiaries
13.3 Entire Agreement
13.4 Succession and Assignment
13.5 Counterparts
13.6 Headings
13.7 Notices*
13.8 Governing Law
13.9 Amendments and Waivers
13.10 Severability
13.11 Expenses
13.12 Construction
13.13 Incorporation of Exhibits, Annexes, and Schedules
13.14 Specific Performance
13.15 Submission to Jurisdiction
13.17 Prevailing Party
13.18 Waiver of Jury Trial

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STOCK EXCHANGE AGREEMENT

Agreement entered into as of May 18, 2001, by and among Equity One, Inc., a Maryland corporation ("Equity One"), Centrefund Realty Corporation, an Ontario corporation ("Centrefund"), and First Capital America Holding Corp. (f/k/a Centrefund America Holding Corp.), an Ontario corporation (the "Shareholder"), the sole shareholder of Centrefund Realty (U.S.) Corporation, a Delaware corporation (the "Target"). Equity One, Centrefund and the Shareholder are together referred to herein as the "Parties."

The Shareholder owns all of the issued and outstanding capital stock of the Target and Centrefund owns all of the issued and outstanding capital stock of the Shareholder.
This Agreement contemplates the exchange by Shareholder of all of the issued and outstanding capital stock of Target for capital stock of Equity One.
The parties intend for the transfers contemplated herein to be treated as a reorganization within the meaning of Section 368(a) of the Code (as that term is hereafter defined).

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Definitions.
"Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

"Adverse Consequence" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Security Interests, losses, expenses and fees, including court costs and reasonable attorneys fees and expenses, and any other cost of enforcing a party's rights under this Agreement.

"Advisory Agreement" means that certain agreement by and between Target and Dawsco dated as of January 1, 2000, as amended on April 8, 2000.

"Affiliate" means, with regard to any Person, any Person, directly or indirectly, controlled by, under common control of, or controlling such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities or interests, by contract or otherwise.

"Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

"Asset Management Agreement" means that certain Asset Management Agreement by and between Management Co. and Target, effective as of August 15, 2000.
"Canadian GAAP" means Canadian generally accepted accounting principles as in effect from time to time.
"CDGI" means Centrefund Development Group, LLC.
"CDGII" means Centrefund Development Group II, LLC.
"CDG Wind-Up" means the sale of the shares or assets of any or all of CDGI, CDGII or Cashmere Developments Inc. in accordance with Section 5.7.

"Centrefund Approval" means a resolution authorizing Centrefund to complete the Transaction, passed by the majority of the votes cast by the holders of common shares of Centrefund specified by section 8.1 of Rule 61-501 made pursuant to the Securities Act (Ontario) and who are "minority security holders" within the meaning of Policy No. Q-27 made under the Securities Act (Quebec), at a meeting of the shareholders of Centrefund called to consider the Transaction.

"Centrefund Management Arrangements" means any advisory or management arrangements between Centrefund and the Target pursuant to which Centrefund provides advisory, administrative or management services to the Target in consideration for management fees.

"Closing" has the meaning set forth in Section 2.3 below.
"Closing Date" has the meaning set forth in Section 2.3 below.
"Code" shall mean the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

"Corporate Tax" means any federal (including under Code Section 59A), state, local or foreign income, capital stock, franchise, profit, withholding, alternative or add-on minimum tax, or any estimated taxes of any of the foregoing, whether liability is imposed directly or pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), as a transferee or successor, by contract or otherwise (including, without limitation, any liability imposed by reason of any election under Section 338(g) or Section 338(h)(10) of the Code or any similar provision of state, local or foreign law), including any interest, penalty or addition thereto, whether disputed or not, and any obligations under any agreements or arrangements with respect to any of the foregoing, and "Corporate Taxes" means any or all of the foregoing collectively.

"Common Stock" means the common stock, $.01 par value, of Equity One, Inc.
"Confidential Information" means any information concerning the businesses and affairs of the applicable entity that is not already generally available to the public.
"Dawsco" means, collectively, Dawsco Realty Advisory Corp. and Dawsco Realty Advisory Partnership.

"Dawsco Indemnity" means an assignment and indemnity granted on or prior to the Closing by Centrefund in favor of the Target and its Affiliates in respect of any Liability of the Target or any of its Affiliates arising under or pursuant to the Advisory Agreement, the form of which is attached as Exhibit H.

"Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or (e) bonus, profit sharing or deferred profit sharing, performance compensation, deferred or incentive compensation, stock compensation, phantom stock, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change of control, vacation plan or policy, sick pay plan or policy, or other material fringe benefit plan or program.

"Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).
"Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

"Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials (which, for purposes of this Agreement, shall mean any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation), each as amended and as now or hereafter in effect.

"Equity One Companies" means Equity One and its Subsidiaries.

"Equity One Disclosure Schedule" means the disclosure schedule delivered by Equity One to the Shareholder and initialed by the Parties as the Equity One Disclosure Schedule referred to in this Agreement.

"Equity One Existing Debt" has the meaning given to that term in Section 4.20.

"Equity One Financial Statements" means, collectively, the audited consolidated financial statements of Equity One and the notes thereto for the years ended December 31, 2000, 1999 and 1998, together with the auditors report thereon, and the interim unaudited consolidated financial statements of Equity One for the period ended March 31, 2001.

"Equity One Leased Property" has the meaning given to that term in Section 4.12.
"Equity One Material Contracts" has the meaning given to that term in Section 4.19.
"Equity One Owned Property" has the meaning given to that term in Section 4.12.
"Equity One Public Filings" means all Public Filings of Equity One made from January 1, 1998 to the date hereof.
"Equity One Real Property" has the meaning given to that term in Section 4.12.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means, in respect of any Person, (i) any corporation included with such Person in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with such Person within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which such Person is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of such Person under Section 414(o) of the Code.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Governmental Requirements" shall mean, in respect of any Person, all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city, or any other political subdivision in which the Real Property of such Person is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over such Person or its Real Property.

"Indemnified Party" has the meaning set forth in Section 8.4 below.
"Indemnifying Party" has the meaning set forth in Section 8.4 below.
"Intercompany Debt" means all debt owing by or to any Target Company from any Affiliates of the Target (other than Equity One or any Subsidiaries of Equity One or any Subsidiaries of the Target).

"Knowledge" means, in respect of a Person, that of which such Person has actual knowledge after having made reasonable inquiry under the circumstances. In the case of a Person other than a natural Person, Knowledge shall mean the actual knowledge, after having made reasonable inquiry under the circumstances, of such Person's executive officers, directors and employees in the relevant area and, in the case of Centrefund and the Shareholder, Target's property and asset managers. Without in any way limiting or qualifying the representations and warranties being made by Centrefund and the Shareholder in this Agreement, Equity One acknowledges that Centrefund and the Shareholder are relying on certificates delivered by the Target's property and asset managers, Equity One Realty & Management Inc. and Centrecorp Management Services Inc.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Management Co." means Equity One Realty & Management, Inc.

"Material Adverse Effect" means, in respect of any Person, individually or together with other adverse effects, any matter or action that has an effect that is, or would reasonably be expected to be, material and adverse to (i) the assets, liabilities, results of operations, capitalization, business condition (financial or otherwise) or prospects of such Person and its Subsidiaries, taken as a whole, or (ii) to such Person's ability to consummate the Transaction.

"Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).
"National Securities Exchange" shall have the meaning ascribed to that term in the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act.
"Nova Scotia Loans" means all loans identified as Nova Scotia Loans on Exhibit I.
"Ordinary Course of Business" means, in respect of any Person, the usual, ordinary and regular course of that Person's business consistent with its past custom and practice.
"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Property Management Agreement" means that certain Property Management Agreement by and between Management Co. and Target, effective as of December 1, 2000.
"Public Filings" means, in respect of a Person, all documents filed by such Person with the United States Securities and Exchange Commission.
"Purchase Price Shares" has the meaning given to that term in Section 2.2.
"Real Property" means all real property, whether owned or leased, and all buildings, structures, improvements and appurtenances located thereon and all rights related thereto.
"REIT" has the meaning given to that term in Section 4.17(g).
"Securities Act" means the Securities Act of 1933, as amended.
"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Security Interest" means, in respect of any Person, any mortgage, pledge, lien, encumbrance, charge, or other security interest on such Person's property or assets, other than:
(a) construction, mechanic's, materialmen's, and similar liens that could not reasonably be expected to have a Material Adverse Effect on such Person;
(b) liens for Taxes not yet due and payable or for Taxes that such Person is contesting in good faith through appropriate proceedings, as reflected in such Person's most recent financial statements;
(c) purchase money liens and liens securing rental payments under capital lease arrangements which are disclosed in such Person's most recent financial statements;

(d) statutory rights reserved or vested in any governmental entity by the terms of any lease, license, franchise, grant or permit, or by any statutory provision, to terminate the same, to take action which results in an expropriation, to designate a purchaser of any Real Property or to require annual or other payments as a condition to the continuance thereof;

(e) good faith deposits made in the ordinary course of such Person's business to secure the payment of utilities accounts, the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, surety, customs, performance bonds and other similar obligations;

(f) zoning restrictions, agreements, easements, rights of way or other similar encumbrances or privileges in respect of any Real Property which, either singly or in the aggregate, do not materially impair the value or the use of such Real Property and which are not violated in any material respect by any existing or proposed structures or land use;

(g) all title exceptions and title defects set out in the title insurance policies issued at the time of the acquisition of the Real Property;

(h) liens related to Target Existing Debt or Equity One Existing Debt, as applicable, and any other debt incurred after the date hereof in accordance with and as permitted under the terms of this Agreement; and

(i) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, so long as such liens could not reasonably be expected to have a Material Adverse Effect on such Person.

"Shareholder" has the meaning set forth in the preface above.

"Subsidiary" means, in respect of any Person, any corporation, limited partnership, joint venture or other entity with respect to which such Person (or a Subsidiary thereof) owns a majority of the ownership interests or has the power to vote or direct the voting or otherwise control the major decisions thereof.

"Target" has the meaning set forth in the preface above.
"Target Companies" means Target and all companies listed on Exhibit J.

"Target Disclosure Schedule" means the disclosure schedule delivered by the Shareholder and Target to Equity One and initialed by the Parties as the Target Disclosure Schedule referred to in this Agreement.

"Target Distribution Amount" means, for the period from January 1, 2001 to the Closing Date, $4,760,000, subject to any adjustments set forth in Section 9.
"Target Existing Debt" means all debt disclosed on Exhibit C, which, as at the date hereof, includes all of the Intercompany Debt.

"Target Financial Statements" means the audited consolidated financial statements of the Target and the notes thereto for the financial years ended December 31, 2000, 1999 and 1998 prepared in accordance with GAAP, together with the auditors report thereon.

"Target Leased Property" has the meaning given to that term in Section 3.11.
"Target Material Contracts" has the meaning given to that term in Section 3.19.
"Target Owned Property" has the meaning given to that term in Section 3.11.
"Target Real Property" has the meaning given to that term in Section 3.11.

"Target Restructuring" means, collectively, the entering into of the Dawsco Indemnity and all other restructurings, equity issuances, financings, dividends, distributions, and corporate reorganizations which are necessary in order to (i) restructure the Nova Scotia Loans so that the amount of such loans which was indirectly funded by arms length third parties is assumed directly by the Target or any Subsidiary of the Target and the amount of such loans which was funded by an Affiliate of Centrefund (which is not a Subsidiary of the Target) is repaid or capitalized, (ii) to eliminate all Intercompany Debt, and (iii) to distribute earnings and profits as described in Section 5.12.

"Target Share" means a share of the common stock, without par value, of the Target.

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section  59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary stamp, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, and whether liability is imposed directly or pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise (including, without limitation, any liability imposed by reason of any election under Section 338(g) or Section 338(h)(10) of the Code or any similar provision of state, local or foreign law), including any interest, penalty, or addition thereto, whether disputed or not, and any obligations under any agreements or arrangements with respect to any of the foregoing, and "Taxes" means any or all of the foregoing collectively.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

"Third Party Claim" has the meaning set forth in Section 8.4.
"Transaction" means the transaction contemplated in Section 2.1 of this Agreement.
2. Exchange Of Target Shares.

2.1 Basic Transaction. On and subject to the terms and conditions of this Agreement, Equity One agrees to acquire from the Shareholder, and the Shareholder agrees to transfer to Equity One, all of the Target Shares for the consideration specified below in this Section 2.

2.2 Purchase Price. Equity One agrees to deliver to the Shareholder at Closing 10,500,000 shares of Common Stock, as may be adjusted pursuant to Article 9 (the "Purchase Price Shares").

2.3 The Closing. The closing of the Transaction (the "Closing") shall take place at the offices of Greenberg Traurig, LLP in Miami, Florida, commencing at 10:00 a.m. local time on August 28, 2001 or such other date, time and place as the Parties may mutually determine (the "Closing Date")

2.4 Deliveries at Closing. At the Closing, (i) the Shareholder and Centrefund will deliver to Equity One the various certificates, instruments, and documents referred to in Section 7.1, (ii) Equity One will deliver to the Shareholder the various certificates, instruments, and documents referred to in Section 7.2, (iii) the Shareholder will deliver to Equity One stock certificates representing all of the outstanding Target Shares, endorsed in blank or accompanied by duly executed assignment documents and evidence of satisfaction of all Intercompany Debt and completion of Target Restructuring, and (iv) Equity One will deliver to the Shareholder stock certificates for the Purchase Price Shares due on the Closing, issued in the name of the Shareholder.

3. Representations and Warranties of Centrefund and Shareholder

Centrefund and the Shareholder jointly and severally represent and warrant to Equity One that the statements contained in this Section 3, as modified or supplemented by the information set out in the Target Disclosure Schedule, are correct and complete as of the date of this Agreement.

3.1 Authorization of Transaction. Each of Centrefund and the Shareholder has the full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Centrefund's board of directors has, upon consultation with its financial and legal advisors and having received the recommendation of the special committee of the board formed for the purposes of considering this Transaction, determined that this Transaction is fair from a financial point of view to the shareholders of Centrefund other than Gazit (1997) Inc. and its Affiliates, and is in the best interests of those shareholders, and that it will recommend that the Centrefund Approval be given. This Agreement constitutes the valid and legally binding obligation of Centrefund and the Shareholder, enforceable in accordance with its terms and conditions except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. Except as set forth in Section 3.1 of the Target Disclosure Schedule, neither Centrefund nor the Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person, in order to consummate the Transaction, other than, in the case of Centrefund, the Centrefund Approval and other than any authorization, consent or approval which has been obtained or the absence of which will not result in a Material Adverse Effect.

3.2 Noncontravention. Except as set forth in Section 3.2 of the Target Disclosure Schedule, and subject to obtaining the Centrefund Approval, neither the execution and delivery of this Agreement, nor the consummation of the Transaction, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Centrefund, the Shareholder, or the Target Companies are subject, or violate any provision of the charters or by-laws of Centrefund, Shareholder or any of the Target Companies, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, loan, note, mortgage, lease, license, instrument, or other arrangement to which any of Centrefund, Shareholder or any of the Target Companies is a party or by which any of them is bound or to which any of their respective assets are subject, save and except, with respect to this subsection 3.2(B), where any such conflict, breach, default, contravention, acceleration, termination, cancellation or modification will have been waived, cured or otherwise consented to or will not result in a Material Adverse Effect on the Target.

3.3 Investment. Each of Centrefund and the Shareholder (A) understands that the offer and sale of the Purchase Price Shares have not been, and will not be, registered under the Securities Act, or under any state or provincial securities laws, and that such shares are being offered and sold in reliance upon applicable federal, state or provincial exemptions for transactions not involving any public offering, (B) understands that the Purchase Price Shares are being acquired by the Shareholder solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) has received certain information concerning Equity One and has had the opportunity to obtain such additional information as it desires in order to evaluate the merits and the risks inherent in the acquisition and ownership of the Purchase Price Shares, (D) is able to bear the economic risk and lack of liquidity inherent in holding Purchase Price Shares, and (E) is an Accredited Investor.

3.4 Target Shares. The Shareholder holds of record and owns beneficially all of the issued and outstanding Target Shares, as further described in Section 3.9 hereof, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws and any restrictions set out in the constating documents of the Target), Taxes, Security Interests or other options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Shareholder is not a party to any voting trust, proxy, shareholders agreement, or other agreement or understanding with respect to the voting of any capital stock of the Target. On Closing, the Shareholder will transfer to Equity One good and marketable title to the Target Shares.

3.5 Disclosure. Neither this Agreement nor any of the Exhibits, Schedules, attachments, written statements, documents or certificates prepared for or supplied to Equity One by Centrefund, the Shareholder or the Target in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. To the Knowledge of Centrefund and the Shareholder, there is no fact which Centrefund or the Shareholder has not disclosed to Equity One herein which could reasonably be anticipated to have a Material Adverse Effect on the Target.

3.6 Receipt of Valuation and Fairness Opinion. Centrefund's board of directors has received a formal valuation relating to the Transaction, as required by applicable securities laws, together with an opinion from Centrefund's financial advisors that the Transaction is fair from a financial point of view to the Centrefund shareholders other than Gazit (1997) Inc. and its Affiliates.

3.7 Organization, Qualification, and Corporate Power. The Target is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to be so authorized or in good standing would not result in a Material Adverse Effect on the Target. The Target has full power and authority (including full corporate power and authority) and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to have such licenses, permits or authorizations would not result in a Material Adverse Effect on the Target. All such permits, licenses and authorizations are valid and in effect and will be unaffected by or validly transferred pursuant to the Transaction. Correct and complete copies of the charter and bylaws of Centrefund, the Shareholder and the Target (as amended to the date of this Agreement) have been delivered to Equity One. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Target are correct and complete in all material respects and true and correct copies thereof have been made available to Equity One. None of the Target Companies is in default under or in violation of any provision of its charter or bylaws.

3.8 Subsidiaries and Joint Ventures. Section 3.8 of the Target Disclosure Schedule sets forth a list of all of the wholly-owned Subsidiaries of the Target and, to the Knowledge of Centrefund and the Shareholder, all non-wholly owned Subsidiaries of the Target and all entities in which the Target or any of its Subsidiaries has an equity interest (including all joint ventures), the jurisdictions of formation of each such Subsidiary and joint venture, and, to the Knowledge of Centrefund and the Shareholder, the percentage interest of the Target in each Subsidiary and joint venture. To the Knowledge of Centrefund and the Target, to the extent any such entity is not wholly owned by Target or any Subsidiary, the names and interests of such other owners are also listed. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. To the Knowledge of Centrefund and the Shareholder, correct and complete copies of all agreements forming or governing the Target Companies that are not wholly owned by Target, all of which are listed on Section 3.8 of the Target Disclosure Schedule, have been made available to Equity One.

3.9 Capitalization. Subject to any share issuances to the Shareholder resulting from the Target Restructuring, which shares shall be delivered to Equity One at Closing as part of the consideration for the Purchase Price Shares, the entire authorized capital stock of the Target consists of 3,000 common shares without par value, of which 117 Target Shares are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and owned beneficially solely by the Shareholder. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock. There are no outstanding obligations of Target to repurchase, redeem or otherwise acquire any capital stock or any securities convertible into or exchangeable for such capital stock or any options, warrants or rights to purchase such capital stock or securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, transfer, dividend or other rights (such as registration rights under the Securities Act) of the capital stock of the Target.

3.10 Notices. Except as set forth in Section 3.10 of the Target Disclosure Schedule, none of the Target Companies needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, or to the Knowledge of Centrefund and the Shareholder, any Person, in order for the Parties to consummate the Transaction, save and except where the failure to do any of the foregoing would not result in a Material Adverse Effect on the Target.

3.11 Real Property. To the Knowledge of Centrefund and Shareholder:

(a) Exhibit A lists all of the real property owned by the Target Companies (the "Target Owned Property"), and all of the real property leased (or subleased) to the Target Companies (the "Target Leased Property") and indicates which Target Company is the owner or lessee, as applicable. The Target Owned Property and the Target Leased Property is together referred to herein as the Target Real Property.

(b) Each of the Target Companies indicated on Exhibit A has good and marketable title to the applicable Target Owned Property and valid leasehold interests in the applicable Target Leased Property in the percentages indicated. Except as set forth in Section 3.11 of the Target Disclosure Schedule, all such interests are free and clear of all Security Interests.

(c) Except as set forth in Section 3.11 of the Target Disclosure Schedule, there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Target Real Property which could give rise to any Security Interests.

(d) No notice which relates to termination or terminations of any leases of the Target Real Property which would reasonably be expected to have a Material Adverse Effect on Target has been received by Target, Centrefund or the Shareholder.

(e) All buildings, structures, improvements and appurtenances located on the Target Real Property are in good operating condition and repair in all material respects and do not encroach in any material respect on any property not owned by a Target Company or violate any Governmental Requirements in any material respect.

(f) Except as disclosed in Section 3.11 of the Target Disclosure Schedule and except in connection with the CDG Wind-Up, no Person has any right or option to purchase or acquire from any Target Company any of the Target Real Property.

(g) Section 3.11 of the Target Disclosure Schedule sets forth all title insurance policies issued covering the Real Properties.
3.12 Brokers' Fees. No Target Company is obligated to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction.

3.13 Financial Statements. Attached hereto as Exhibit B are the following financial statements of the Target (collectively the "Financial Statements"): audited consolidated balance sheets as of the years ended December 31, 1999, and December 31, 2000 and statements of income, changes in stockholders' equity, and cash flow for the years ended December 31, 1998, 1999 and 2000, including the audit report thereon prepared by Deloitte & Touche LLP. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise stated therein) and present fairly the consolidated financial position of the Target as of such dates and the results of operations of the Target for such periods.

3.14 Events Subsequent to Most Recent Fiscal Year End. Except for the CDG Wind-Up, the Target Restructuring, the Centrefund Management Arrangements, the entering into this Agreement, the Transactions contemplated hereby, and any matters disclosed in Section 3.14 of the Target Disclosure Schedule, since December 31, 2000:

(a) no Target Company has sold, leased, transferred, or assigned any of its assets, tangible or intangible, outside its Ordinary Course of Business, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on the Target;

(b) no Target Company has entered into any agreement, contract, lease or license outside its Ordinary Course of Business, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on the Target;

(c) no Person has accelerated, terminated, made material modifications to, or cancelled any agreement, contract, lease or license of any Target Company, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on the Target;

(d) no Target Company has made, outside its Ordinary Course of Business, any capital investment in, any loan to (excluding interest accrued on Target Existing Debt) or any acquisition of the securities or assets of, any other Person, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on the Target;

(e) except as set forth on Section 3.14(e) of the Target Schedule, no Target Company has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation or otherwise, other than the Target Existing Debt;

(f) except for the Intercompany Debt set forth on Section 3.14(f) of the Target Disclosure Schedule, no Target Company has made any loan to, or entered into any other material transaction with any of its direct or indirect shareholders, directors, officers, and employees;
(g) no Target Company has made or pledged to make any charitable or other contribution outside its Ordinary Course of Business;

(h) no Target Company has issued, sold, or otherwise disposed of any of its capital stock or securities convertible into or exchangeable for such stock, or granted any options, warrants, or other rights to purchase or obtain any of such capital stock or securities;

(i) no Target Company has committed to do any of the foregoing; and
(j) there has not been any other occurrence, change, event, incident, action, failure to act, or transaction which would reasonably be expected to result in a Material Adverse Effect on the Target.

3.15 Undisclosed Non-Tax Liabilities. Except in respect of Taxes, which are addressed elsewhere in this Agreement, and except (i) as provided for, disclosed or reserved against in the Target Financial Statements, (ii) for Liabilities incurred in the Ordinary Course of Business, and (iii) as disclosed in Section 3.15 of the Target Disclosure Schedule, the Target does not have any material Non-Tax Liabilities.

3.16 Compliance with Governmental Requirements and No Insolvency. The Target Companies have complied with all applicable Governmental Requirements except for any non-compliance that has not had and would not reasonably be expected to result in a Material Adverse Effect on the Target. No bankruptcy, insolvency or receivership proceedings have been instituted or, to the Knowledge of Centrefund or the Shareholder, threatened against any of the Target Companies.

3.17 Tax Matters. As used in this Section 3.17, "Target Companies" includes all of the Persons in which the Target currently holds any interest and all of the Persons in which the Target previously held any interest but that have merged with or liquidated into or otherwise transferred substantially all of their assets into any one or more other Persons in which the Target currently holds any interest.

(a) Except as set forth in Section 3.17 of the Target Disclosure Schedule, each of the Target Companies has filed all Tax Returns in respect of Corporate Taxes that it was required to file, and, to the Knowledge of Centrefund and the Target, each of the Target Companies has filed all Tax Returns in respect of all other Taxes that it was required to file. Except as set forth in Section 3.17 of the Target Disclosure Schedule, all Corporate Taxes owed by any Target Company (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid, and, to the Knowledge of Centrefund and the Target, all other Taxes owed by any Target Company (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid. Except as set forth in Section 3.17 of the Target Disclosure Schedule, no Target Company is currently the beneficiary of any extension of time within which to file any Tax Return in respect of Corporate Taxes and, to the Knowledge of Centrefund and the Target, no Target Company is currently the beneficiary of any extension of time within which to file any Tax Return in respect of any other Taxes. No claim has ever been made by a taxing authority in a jurisdiction where a Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and none of the Target Companies is aware of any basis for any such claim. There are no Security Interests on any of the assets of the Target Companies that arose in connection with any failure (or alleged failure) to pay any Corporate Tax and, to the Knowledge of Centrefund and the Target, there are no Security Interests on any of the assets of the Target Companies that arose in connection with any failure (or alleged failure) to pay any other Taxes, except in each case for Taxes not yet due. None of the Target Companies has entered into any closing agreement with any federal, state, local or foreign taxing authority.

(b) Each of the Target Companies has withheld and paid all Corporate Taxes, and, to the Knowledge of Centrefund and the Shareholder, each of the Target Companies has withheld and paid all other Taxes, in each case in respect of Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(c) There is no dispute or claim concerning any Corporate Tax Liability of any Target Company either (i) claimed or raised by any taxing authority in writing or (ii) as to which any of the Target Companies has Knowledge. Except as set forth in Section 3.17 of the Target Disclosure Schedule, Centrefund and the Shareholder do not have any Knowledge of any dispute or claim concerning any other Tax Liability of any Target Company, whether or not claimed or raised by any taxing authority. Section 3.17 of the Target Disclosure Schedule lists all federal, state, local and foreign income Tax Returns that currently are the subject of audit or in respect of which any written or unwritten notice of any audit or examination has been received by any Target Company. Correct and complete copies of all Federal Income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Target Companies since December 31, 1996 have been made available to Equity One.

(d) Except as disclosed in Section 3.17 of the Target Disclosure Schedule, none of the Target Companies has waived any statute of limitations in respect of Corporate Taxes or agreed to any extension of time with respect to a Corporate Tax assessment or deficiency, and, to the Knowledge of Centrefund and the Target, none of the Target Companies has waived any statute of limitations in respect of any Taxes (other than Corporate Taxes) or agreed to an extension of time with respect to an assessment or deficiency of a Tax (other than a Corporate Tax).

(e) None of the Target Companies has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Except as disclosed to Equity One, none of the Target Companies has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or that would give rise to any obligation to indemnify any Person for any excise tax payable pursuant to Section 4999 of the Code. The Shareholder is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code of 1986, as amended, and the Target is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. No Target Company is a party to any Tax allocation or sharing agreement in respect of Corporate Taxes and, to the Knowledge of Centrefund and the Shareholder, no Target Company is a party to any Tax allocation or sharing agreement in respect of any other Taxes. The Target is the common parent of an Affiliated Group that files a consolidated Federal Income Tax Return and does not include as a member any corporation that is not a Target Company (as that term is defined without regard to the introductory language at the beginning of this Section 3.17). No Target Company is liable for the Corporate Taxes of any Person (other than another Target Company) under Treasury regulation Section  1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or as a member of an Affiliated Group.

(f) In the case of the Target Companies, the unpaid Corporate Taxes (i) did not, as of December 31, 2000, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Target Financial Statements as of that date and (ii) do not, and will not, exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target Companies in filing their Tax Returns for Corporate Taxes.

(g) No Target Company shall be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Corporate Tax law.

(h) Except as set forth in Section 3.8 and Section 3.17(h) of the Target Disclosure Schedule, no Target Company is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership or as a disregarded entity for Federal Income Tax purposes.

(i) To the Knowledge of Centrefund and the Shareholder, except as set forth in Section 3.17(i) of the Target Disclosure Schedule, no Target Company has entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

(j) No Target Company has ever been an S corporation (within the meaning of Section 1361(a)(1) of the Code).

(k) All material elections with respect to Corporate Taxes affecting any Target Company, and, to the Knowledge of Centrefund and the Target, all materials elections with respect to other Taxes, are disclosed or attached to a Tax Return of the Target Company.

(l) All private letter rulings issued by the Internal Revenue Service to any Target Company (and any corresponding ruling or determination of any state, local or foreign taxing authority) have been disclosed on Section 3.17(l) of the Target Disclosure Schedule, and there are no pending requests for any such rulings (or corresponding determinations).

(m) The Transaction will not, by reason or as a result of deferred intercompany transactions or excess loss accounts within the meaning of the consolidated return regulations promulgated pursuant to Section 1501 et seq. of the Code, result in any Corporate Tax liability to any Target Company or result in a reduction of the amount of any net operating loss, net operating loss carryover, net capital loss, net capital loss carryover, Tax credit, Tax credit carryover, excess charitable contribution or basis of property that otherwise would be available to a Target Company.

(n) No Target Company has been the distributing corporation or the controlled corporation with respect to a transaction described in Section 355 of the Code (without regard to Section 355(d) or Section 355(e) of the Code) within the three year period prior to the date of this Agreement.

(o) As of the Closing Date, the Target will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets it held immediately prior to the Transaction. Amounts used by the Target to pay its expenses related to the Transaction and all redemptions and distributions (except for regular, normal dividends) made by the Target within the one-year period ending on the Closing Date will be treated as assets of the Target to be taken into account for purposes of this representation.

(p) As of the Closing Date, (i) the total adjusted basis of the assets of (A) the Target and (B) the Target Companies collectively will equal or exceed, respectively, (A) the sum of all of the liabilities of the Target and all of the liabilities to which the assets of the Target are subject and (B) the sum of all of the liabilities of the Target Companies collectively and all of the liabilities to which the assets of the Target Companies collectively are subject, and (ii) the sum of all of the liabilities of each Target Company and all of the liabilities to which the assets of such Target Company are subject will be less than the fair market value of the assets of such Target Company. Each of the liabilities referred to in the preceding sentence was incurred by the Target or such Target Company in the Ordinary Course of Business and is associated with the assets of the Target or such Target Company. Target owns all of the issued and outstanding stock of each Target Subsidiary that is a corporation for federal income tax purposes.

3.18 Personal Property Assets. To the Knowledge of Centrefund and the Shareholder, all machinery, equipment, and other personal assets owned by the Target Companies and situated on the Target Real Property have been maintained in accordance with normal industry practice and are in good operating condition and repair (subject to normal wear and tear).

3.19 Contracts. Except as disclosed in Section 3.19 of the Target Disclosure Schedule and except as related to the Target Existing Debt, the Target Companies are not subject to any material agreements that are not related to the ownership, operation, leasing, administration or management of the Target Real Property. To the Knowledge of Centrefund and the Shareholder: Section 3.19 of the Target Disclosure Schedule lists all of the material contracts and agreements to which any of the Target Companies is a party (the "Target Material Contracts"); the Target Material Contracts are legal, valid, binding, enforceable, and in full force and effect; each of the Target Companies has performed its obligations under the Target Material Contracts in all material respects; no other party is in breach or default thereunder in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default, or permit termination or acceleration, under any Target Material Contract. To the Knowledge of Centrefund and the Shareholder, other than as related to the CDG Wind-Up and excluding matters of which any Equity One Company has actual Knowledge, Section 3.19 of the Target Disclosure lists each currently outstanding bid or proposal, venture or other matter submitted by any Target Company in excess of $25,000.

3.20 Existing Debt. Exhibit C lists all existing indebtedness of the Target Companies in connection with borrowings (including Intercompany Debt) and the balances outstanding, as of the most recent practicable date (the "Target Existing Debt").

3.21 Powers of Attorney. To the Knowledge of Centrefund and the Shareholder, and except for powers of attorney granted pursuant to (i) the Property Management Agreement, (ii) the Asset Management Agreement, and (iii) any Target Existing Debt, there are no outstanding powers of attorney executed on behalf of the Target or any of its Subsidiaries.

3.22 Insurance. To the Knowledge of Centrefund and the Shareholder, the Target Companies and the Target Real Property are insured against loss or damage and such other risks and in such amounts as are reasonable for prudent owners of comparable assets or businesses, under insurance policies which are in full force and effect and do not expire prior to Closing. To the Knowledge of Centrefund and the Shareholder, the Target Companies are not in default and no event has occurred which with notice or lapse of time, or both, would constitute a breach or default, under any of the provisions contained in such insurance policies.

3.23 Litigation. Except as disclosed in Section 3.23 of the Target Disclosure Schedule there is no injunction, judgment, order, decree, ruling, or charge, or any claim, action, suit, arbitration, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction which is pending, or to the Knowledge of the Shareholder or Centrefund, threatened against or involving any Target Company or any property or rights of any Target Company that, individually or in the aggregate, if adversely determined, would result in a Material Adverse Effect on the Target. Neither Centrefund, nor the Shareholder has Knowledge of the existence of grounds for an action, suit, proceeding, hearing or investigation which, if brought or initiated, would be reasonably expected to have a Material Adverse Effect on the Target.

3.24 Employees. Except as set forth on the Section 3.24 of the Target Disclosure Schedule, none of the Target Companies has had any employees since January 1, 2001.

3.25 Employee Benefits. To the Knowledge of Centrefund and the Shareholder, neither Target nor any ERISA Affiliate of the Target (i) maintains, contributes to or ever has contributed to or has any Liability under or relating to any Employee Benefit Plan, (ii) contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under or relating to any Multiemployer Plan, (iii) maintains or contributes to, or has ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B), or (iv) will be obligated to pay separation, severance, termination or similar benefits as a result of the Transaction, nor will any such transaction accelerate the time of payment or vesting, or increase the amount of any benefit or other compensation due to, any individual.

3.26 Environmental, Health, and Safety Matters. To the Knowledge of Centrefund and the Shareholder, except as set forth in Section 3.26 of the Target Disclosure Schedule or in the environmental reports listed thereon, and except as would not be reasonably expected to cause a Material Adverse Effect on the Target:

(a) The Target Companies have complied and are in compliance with all applicable Environmental, Health, and Safety Requirements.

(b) Without limiting the generality of the foregoing, the Target Companies have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the use and occupation of their properties and facilities; a list of all such material permits, licenses and other authorizations is set forth on Section 3.26 of the Target Disclosure Schedule.

(c) None of the Target Companies has received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under Environmental, Health, and Safety Requirements.

(d) None of the following exists at any property or facility owned or operated by the Target Companies: (l) underground storage tanks, (2) asbestos-containing material in friable form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

(e) None of the Target Companies has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could reasonably be expected to give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other applicable Environmental, Health, and Safety Requirements.

(f) Neither this Agreement nor the consummation of the Transaction will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

(g) None of the Target Companies has, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for any assessment, corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

(h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Target Companies will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements in all material respects, give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements (whether on-site or off-site), or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

3.27 Related Party Transactions. Except for matters related to the Target Restructuring, the Centrefund Management Arrangements, the Nova Scotia Loans and the Intercompany Debt, and except as set forth in the Target Financial Statements and Section 3.27 of the Target Disclosure Schedule, none of Centrefund, the Shareholder, their Affiliates (other than Equity One and its Subsidiaries), or any director or employee of any of the foregoing, has been involved in any material business arrangement or relationship with any of the Target Companies within the past 6 months, and none of Centrefund, the Shareholder, their Affiliates (other than Equity One and its Subsidiaries) or any director or employee of the Target owns, leases, licenses, or otherwise has any interest in any material asset, tangible or intangible, which is used in the business of any Target Company, or any material contract, loan, lease or commitment to which any Target Company is a party.

3.28 Intellectual Property. To the Knowledge of Centrefund and the Shareholder, neither the Shareholder, nor any of the Target Companies has received any written notice that it is in conflict with or infringing upon the asserted intellectual property rights of others relating to intellectual property used by any of the Target Companies.

4. Representations and Warranties of Equity One.

Equity One represents and warrants to Centrefund and the Shareholder that the statements contained in this Section 4, as modified or supplemented by the information set out in the Equity One Disclosure Schedule and the Equity One Public Filings, are correct and complete as of the date of this Agreement.

4.1 Organization of Equity One. Equity One and each of its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Equity One does not have any Subsidiaries other than those disclosed in the Equity One Public Filings. Each of Equity One and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to be so authorized or in good standing would not result in a Material Adverse Effect on Equity One. Equity One and each of its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to have such licenses, permits or authorizations would not result in a Material Adverse Effect on Equity One. All such permits and licenses are valid and in effect and will be unaffected by the Transaction. Correct and complete copies of the charters and bylaws of Equity One and each of its Subsidiaries (as amended to the date of this Agreement) have been made available to Centrefund and the Shareholder. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of Equity One and each of its Subsidiaries are correct and complete in all material respects and true and correct copies thereof have been made available to Centrefund and the Shareholder. Neither Equity One nor any of its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

4.2 Capitalization of Equity One. As of the date hereof, the entire authorized capital stock of Equity One consists of 40,000,000, par value $0.01 per share, shares of Equity One common stock of which 13,011,901 are issued and outstanding and 5,000,000 shares of preferred stock $.01 par value, none of which is outstanding. The total capital stock of Equity One, determined on a fully diluted basis in accordance with GAAP, is set out in the Equity One Public Filings, as supplemented by Section 4.2 of the Equity One Disclosure Schedule, together with all details necessary for determining such diluted capital stock of Equity One (including particulars of the number, issue price and exercise date of all outstanding options, warrants, purchase rights, subscription rights, conversion rights and other similar rights). All of the issued and outstanding common stock of Equity One has been duly authorized, is validly issued, fully paid, and nonassessable and issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as disclosed in Section 4.2 of the Equity One Disclosure Schedule and in the Equity One Public Filings, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, pre-emptive rights or other contracts or commitments that could require Equity One or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or securities convertible or exchangeable for, or any options, warrants or rights to purchase, any of such capital stock. Except as disclosed in Section 4.2 of the Equity One Disclosure Schedule and in the Equity One Public Filings, there are no (i) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Equity One or any of its Subsidiaries, or (ii) outstanding obligations of Equity One or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or any securities convertible or exchangeable for such capital stock or any options, warrants or rights to purchase such capital stock or securities.

4.3 Authorization of Transaction. Equity One has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The special committee of Equity One's board of directors, formed for the purpose of considering this Transaction has, upon consultation with its financial and legal advisors, determined that this Transaction is fair from a financial point of view to the shareholders of Equity One, other than Gazit-Globe (1982) Ltd. and its Affiliates, and that it will recommend that Equity One's shareholders approve the issuance of the Purchase Price Shares pursuant to the terms of this Agreement. This Agreement constitutes the valid and legally binding obligation of Equity One, enforceable in accordance with its terms and conditions except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. The Purchase Price Shares are not subject to any pre-emptive or other rights of any stockholders and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will be free of encumbrances, save and except that the Purchase Price Shares may be subject to restrictions or transfer under applicable state and/or federal securities laws. Equity One need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person, other than the approval of the shareholders of Equity One of the issuance of the Purchase Price Shares, in order to consummate the Transaction.

4.4 Receipt of Fairness Opinion. Equity One's board of directors has received an opinion from its financial advisor that the Transaction is fair from a financial point of view to the Equity One shareholders other than Gazit-Globe (1982) Ltd. and its Affiliates.

4.5 Noncontravention. Except as set forth in Section 4.5 of the Equity One Disclosure Schedule or in the Equity One Public

Filings, and subject to the approval of the shareholders of Equity One of the issuance of the Purchase Price Shares, neither the execution and delivery of this Agreement, nor the consummation of the Transaction, will (A)  violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Equity One Company is subject or violate any provision of the charter or bylaws of any Equity One Company, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, loan, note, mortgage, lease, license, instrument, or other arrangement to which any Equity One Company is a party or by which any Equity One Company is bound or to which any of its respective assets is subject (or result in the imposition of any Security Interest upon any of its assets), save and except where any such conflict, breach, default, contravention, acceleration, termination, cancellation or modification will have been waived, cured or otherwise consented to or will not result in a Material Adverse Effect on Equity One.

4.6 Brokers' Fees. No Equity One Company is obligated to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction.

4.7 Disclosure. Neither this Agreement nor any of the Exhibits, Schedules, attachments, written statements, documents, certificates or other items prepared for or supplied to Centrefund, the Shareholder or the Target by Equity One in connection with this Agreement, nor any of its Public Filings (as of their respective filing dates), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. There is no fact which Equity One has not disclosed in such documents of which Equity One is aware and which could reasonably be anticipated to have a Material Adverse Effect on Equity One after the Closing. Equity One has filed all forms, schedules, statements, information, proxy circulars, reports and other documents required to be filed by it since its inception pursuant to all applicable Governmental Requirements, including all federal securities laws, the Securities Act and the regulations thereunder, except for any non-compliance which would not reasonably be expected to result in a Material Adverse Effect on Equity One. All of Equity One's Public Filings were, as of the date of their filing, in material compliance with all Governmental Requirements and no portion of the Public Filings (including, without limitation, any financial statements or schedules therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as at the date of their dissemination. Notwithstanding anything to the contrary in this Agreement, (i) the representations and warranties made by Equity One in this Agreement do not cover or relate to any financial models or projections provided by Equity One or any Affiliate of Equity One at the request of Centrefund, Shareholder, Target or any of their respective advisors, and (ii) neither Equity One nor any director, officer, employee, representative or controlling person shall be responsible for any loss or damage resulting therefrom.

4.8 Investment. Equity One (A) understands that the offer and sale of the Target Shares have not been, and will not be, registered under the Securities Act, or under any state or provincial securities laws, and that such shares and are being offered and sold in reliance upon federal, state and provincial exemptions for transactions not involving any public offering, (B) is acquiring such Target Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) has received certain information concerning the Target and has had the opportunity to obtain such additional information as it desired in order to evaluate the merits and the risks inherent in the acquisition and ownership of the Target Shares, (D) is able to bear the economic risk and lack of liquidity inherent in holding the Target Shares, and (E) is an Accredited Investor.

4.9 Litigation. Except as disclosed in Section 4.9 of the Equity One Disclosure Schedule or in the Equity One Public Filings, there is no injunction, judgment, order, decree, ruling, or charge, or any claim, action, suit, arbitration, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction which is pending, or to the Knowledge of Equity One, threatened against or involving any Equity One Company or any property or rights of any Equity One Company that, individually or in the aggregate, if adversely determined, would result in a Material Adverse Effect on Equity One. Equity One has no Knowledge of the existence of any grounds for any such action, suit, proceeding, hearing, or investigation which, if brought or initiated, would reasonably be expected to have a Material Adverse Effect on Equity One.

4.10 Undisclosed Liabilities. Except (i) as provided for or reserved against in the Equity One Financial Statements, (ii) for Liabilities incurred in the Ordinary Course of Business (none of which results from, arises out of, relates to, or is in the nature of, or was caused by any breach of any contract, tort, infringement or violation of law which could reasonably be expected to result in a Material Adverse Effect on Equity One), and (iii) as disclosed in the Equity One Public Filings, Equity One does not have any material Liabilities.

4.11 Listing of Equity One Shares. All outstanding shares of the Common Stock have been listed and approved for trading on the NYSE and no actions or proceedings have been taken or are pending or to the Knowledge of Equity One, threatened which could result in the de-listing of the Common Stock from the NYSE.

4.12 Real Property.

(a) All of the real property owned by the Equity One Companies (the "Equity One Owned Property") is disclosed in the Equity One Public Filings, as supplemented by Exhibit D. All of the real property leased (or subleased) to the Equity One Companies (the "Equity One Leased Property") is disclosed in the Equity One Public Filings, as supplemented by Exhibit D. The Equity One Owned Property and the Equity One Leased Property is together referred to herein as the Equity One Real Property. With respect to those properties listed on Exhibit D, the name of the applicable owner or lessee is also provided.

(b) Each of the Equity One Companies indicated in the Equity One Public Filings or on Exhibit D has good and marketable title to the applicable Equity One Owned Property and valid leasehold interests in the applicable Equity One Leased Property in the percentages indicated. Except as set forth in the Equity One Public Filings or Section 4.12 of the Equity One Disclosure Schedule, all such interests are free and clear of all Security Interests.

(c) Except as set forth in the Equity One Public Filings or Section 4.12 of the Equity One Disclosure Schedule, there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Equity One Real Property which could give rise to any Security Interests.

(d) All buildings, structures, improvements and appurtenances located on the Equity One Real Property are in good operating condition and repair in all material respects and do not encroach in any material respect on any property not owned by an Equity One Company or violate any Governmental Requirements in any material respect.

(e) Except as disclosed in the Equity One Public Filings or Section 4.12 of the Equity One Disclosure Schedule, no Person has any right or option to purchase or acquire from any Equity One Company any of the Equity One Real Property.

4.13 Subsidiaries and Joint Ventures. Section 4.13 of the Equity One Disclosure Schedule sets forth (other than those disclosed in the Equity One Public Filings) a list of all of the Subsidiaries of Equity One and entities in which Equity One or any of its Subsidiaries has an equity interest (including all joint ventures), the jurisdictions of formation of each Subsidiary and joint venture, and the percentage interest of Equity One in each Subsidiary and joint venture. To the extent any such entity is not wholly owned by Equity One or any Subsidiary, the names and interests of such other owners are also listed. Correct and complete copies of all agreements forming or governing any entity in which Equity One has an equity interest have been made available to Centrefund and the Shareholder.

4.14 Financial Statements. The Equity One Financial Statements (including the related notes thereto) comply in all material respects with applicable accounting requirements and the published rules of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise stated therein), and present fairly the consolidated financial position of Equity One and its Subsidiaries as of such dates and the consolidated results of operations of Equity One and its Subsidiaries for such periods.

4.15 Events Subsequent to Most Recent Fiscal Year End. Except for entering into this Agreement, the Transactions contemplated hereby, any matters disclosed in the Equity One Public Filings or Section 4.15 of the Equity One Disclosure Schedule, since December 31, 2000:

(a) no Equity One Company has sold, leased, transferred, or assigned any of its assets, tangible or intangible, outside its Ordinary Course of Business, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect, on Equity One;

(b) no Equity One Company has entered into any agreement, contract, lease or license outside its Ordinary Course of Business, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on Equity One;

(c) no Person has accelerated, terminated, made material modifications to, or cancelled any agreement, contract, lease or license of any Equity One Company, other than transactions which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Equity One;

(d) no Equity One Company has made, outside its Ordinary Course of Business, any capital investment in, any loan to (excluding interest accrued on Equity One Existing Debt) or any acquisition of the securities or assets of, any other Person, other than transactions that have not had and would not reasonably be expected to have a Material Adverse Effect on Equity One;

(e) except for the Equity One Existing Debt and any borrowings for working capital incurred in the Ordinary Course of Business (including refinancing of mortgage debt) and debt incurred in connection with acquisitions of Real Property, no Equity One Company has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation or otherwise;

(f) no Equity One Company has made any loan to, or entered into any other material transaction with, any of its direct or indirect shareholders, directors, officers, and employees;
(g) no Equity One Company has made or pledged to make any charitable or other contribution outside its Ordinary Course of Business;

(h) no Equity One Company has issued, sold, or otherwise disposed of any of its capital stock or securities convertible into or exchangeable for such stock, or granted any options, warrants, or other rights to purchase or obtain any of such capital stock or securities, except in the Ordinary Course of Business;

(i) no Equity One Company has committed to do any of the foregoing; and
(j) there has not been any other occurrence, change, event, incident, action, failure to act, or transaction which would reasonably be expected to result in a Material Adverse Effect on Equity One.

4.16 Compliance with Governmental Requirements and No Insolvency. The Equity One Companies have complied with applicable Governmental Requirements except for any non-compliance which would not reasonably be expected to result in a Material Adverse Effect on Equity One. No bankruptcy, insolvency or receivership proceedings have been instituted or threatened against any of the Equity One Companies.

4.17 Tax Matters.

(a) The Equity One Companies have filed all Tax Returns that they were required to file. All Taxes owed by the Equity One Companies (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid. No claim has ever been made by a taxing authority in a jurisdiction where the Equity One Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Equity One Companies that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due. The Equity One Companies have not entered into any closing agreement with any federal, state, local or foreign taxing authority.

(b) The Equity One Companies have withheld and paid in all material respects all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(c) There is no dispute or claim concerning any Tax Liability of any Equity One Company either (i) claimed or raised by any taxing authority in writing or (ii) as to which any of the Equity One Companies has Knowledge. Section 4.17(c) of the Equity One Disclosure Schedule lists all federal, state, local and foreign income Tax Returns that currently are the subject of audit or in respect of which any written or unwritten notice of any audit or examination has been received by the Equity One Companies. Equity One has made available to Centrefund and the Shareholder correct and complete copies of all Federal Income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Equity One Companies since December 31, 1996.

(d) Except as disclosed in Section 4.17(d) of the Equity One Disclosure Schedule, the Equity One Companies have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) The Equity One Companies have not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Except as disclosed in Section 4.17(e) of the Equity One Disclosure Schedule, the Equity One Companies have not made any payments, are not obligated to make any payments and are not a party to any agreement that under certain circumstances could obligate them to make any payments that will not be deductible under Section 280G of the Code or that would give rise to any obligation to indemnify any Person for any excise tax payable pursuant to Section 4999 of the Code. Equity One is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. No Equity One Company is a party to a lease arrangement involving a defeasance of rent, interest or principal. No Equity One Company is a party to any Tax allocation or sharing agreement. Equity One (i) has not been a member of an Affiliated Group filing a consolidated Federal Income Tax Return and (ii) has no Liability for the Taxes of any Person under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(f) No Equity One Company shall be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign tax law.

(g) Equity One has in effect a valid election to be treated as a "real estate investment trust" within the meaning of Section 856 of the Code (a "REIT") and satisfies all of the requirements under the Code to qualify as a REIT. To the Knowledge of Equity One, the transactions contemplated under this Agreement shall not result in the termination or revocation of such election or otherwise cause Equity One to cease to be treated as a REIT.

(h) Equity One will acquire all of the Target Shares solely in exchange for voting stock of Equity One. For purposes of this representation, Target Shares redeemed for cash or other property furnished by Equity One will be considered as acquired by Equity One. Further, no liabilities of the Target, the Shareholder or any other Person will be assumed by Equity One in connection with this Transaction, nor will any of the Target Shares be subject to any liabilities. Equity One is not an investment company within the meaning of Section 368(a)(2)(F)(iii) or (iv) of the Code. Equity One has no present plan or intention to (i) reacquire any of the Purchase Price Shares or (ii) to dispose of the Target Shares acquired pursuant to this Agreement to a Person with whom the Shareholder deals at arm's length (other than a person that is a "foreign affiliate" of the Shareholder within the meaning of that term under the Income Tax Act (Canada)).

4.18 Personal Property Assets. All machinery, equipment, and other tangible assets owned by the Equity One Companies and situated on the Equity One Real Property have been maintained in accordance with normal industry practice and are in good operating condition and repair (subject to normal wear and tear).

4.19 Contracts. All of the material contracts and agreements to which any of the Equity One Companies is a party (the " Equity One Material Contracts") are legal, valid, binding, enforceable, and in full force and effect. Each of the Equity One Companies has performed its obligations under the Equity One Material Contracts in all material respects. To the Knowledge of Equity One, no other party is in breach or default in any material respect, and no event has occurred which with notice or lapse of time or both would constitute a material breach or default, or permit termination or acceleration, under any Equity One Material Contract.

4.20 Existing Debt. Exhibit E lists all existing indebtedness (other than that disclosed in the Equity One Public Filings) of the Equity One Companies in connection with borrowings and the balances outstanding, as of the most recent practicable date (the "Equity One Existing Debt").

4.21 Insurance. The Equity One Companies and the Equity One Real Property are insured against loss or damage and such other risks and in such amounts as are reasonable for prudent owners of comparable assets or businesses, and such insurance is in full force and effect and will continue until Closing. The Equity One Companies are not in default in any material respect under any of the provisions contained in such insurance policies.

4.22 Employee Benefits. Section 4.22 of the Equity One Disclosure Schedule sets forth (other than those disclosed in the Equity One Public Filings) each Employee Benefit Plan sponsored or maintained by Equity One or any ERISA Affiliate of Equity One or to which Equity One or any of its ERISA Affiliates contribute or in which employees of Equity One or any of its ERISA Affiliates participate. Each Employee Benefit Plan complies in all material respects with all requirements of ERISA and the Code and with all other applicable law and has been operated and administered in compliance with its terms in all material respects. Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification under such Section 401(a) and to the Knowledge of Equity One and its ERISA Affiliates nothing has occurred which could result in loss of such qualification. Neither Equity One nor any ERISA Affiliate of Equity One (i) maintains, sponsors or contributes to, or has maintained, sponsored or contributed in the past six years to, any "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or any Multiemployer Plan, or (ii) maintains or contributes, or has ever been required to maintain or contribute any Employee Welfare Benefit Plan providing medical, health, life insurance or other welfare-type benefits to former, retired or terminated employees, their spouses or dependents except as specifically required under Section 4980B of the Code or Section 601 of ERISA. Other than claims in the ordinary course for benefits, there are no actions, suits or claims pending with respect to any Employee Benefit Plan, or, to the Knowledge of Equity One and each of its ERISA Affiliates, any circumstances which might give rise to any such action, suit or claim.

4.23 Equity One Labor Matters. Except as disclosed in Section 4.23 of the Equity One Disclosure Schedule or the Equity One Public Filings,:
(a) No Equity One Company has amended any employment agreement outside its Ordinary Course of Business.
(b) Equity One is not a party to any written or oral agreement providing for severance or termination payments to any director, officer or employee as a result of the Transaction.
(c) No promise or commitment to increase the benefits under any Employee Benefit Plan or to adopt any additional Employee Benefit Plan has been made except as required by law.

(d) No event has occurred which could subject any Person or fund to any tax, penalty or fiduciary liability in connection with any Employee Benefit Plan where such tax, penalty or fiduciary liability would reasonably be expected to result in a Material Adverse Effect on Equity One.

4.24 Environmental, Health, and Safety Matters. Except as otherwise set forth in the Equity One Disclosure Schedule or the Equity One Public Filings, and except as would not be reasonably expected to cause a Material Adverse Effect on Equity One:

(a) The Equity One Companies have complied and are in compliance with all applicable Environmental, Health, and Safety Requirements.

(b) Without limiting the generality of the foregoing, the Equity One Companies have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the use and occupation of their properties and facilities; a list of all such permits, licenses and other authorizations is set forth on Section 4.24(b) of the Equity One Disclosure Schedule.

(c) None of the Equity One Companies has received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under Environmental, Health, and Safety Requirements.

(d) None of the following exists at any property or facility owned or operated by the Equity One Companies: (l) underground storage tanks, (2) asbestos-containing material in friable form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

(e) None of the Equity One Companies has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could reasonably be expected to give rise to liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other applicable Environmental, Health, and Safety Requirements.

(f) Neither this Agreement nor the consummation of the Transaction result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

(g) None of the Equity One Companies has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for any assessment, corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

(h) No facts, events or conditions relating to the past or present facilities, properties or operations of the Equity One Companies will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements in all material respects, give rise to any material investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements (whether on-site or off-site), or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

4.25 Related Party Transactions. Except as set forth in the Equity One Financial Statements, the Equity One Public Filings or Section 4.25 of the Equity One Disclosure Schedule, no Equity One Company, their Affiliates (other than Centrefund and its Subsidiaries) or any of their directors or employees is, or has been within the past six months, involved in any material business arrangement or relationship with any of the Equity One Companies or their Affiliates (other than Centrefund and its Subsidiaries), and no Equity One Company, their Affiliates (other than Centrefund and its Subsidiaries) or any of their directors or employees owns, leases, licenses, or otherwise has any interest in any material asset, tangible or intangible, which is used in the business of any Equity One Company or their Affiliates or any material contract, loan, lease or commitment to which any Equity One Company or their Affiliates is a party.

5. Pre-Closing Covenants.
The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:
5.1 Delivery of Financial Statements.

(a) The Shareholder and Centrefund covenant and agree to deliver to Equity One unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow of the Target (the "Most Recent Financial Statements") (i) as of and for the three months ended March 31, 2001 as soon as practicable after the date hereof, but in no event later than June 15, 2001 and, (ii) if the Closing has not occurred by June 30, 2001, as of and for the six months ended June 30, 2001, as soon as practicable but in no event later than September 1, 2001. By delivery thereof, Centrefund and Shareholder represent and warrant hereunder, with the same force and effect as though such representation and warranty was made pursuant to Section 3 hereof, that the Most Recent Financial Statements have been prepared in accordance with GAAP and in all material respects present fairly the consolidated financial position of the Target as of such dates, subject to normal year-end adjustments.

(b) Equity One covenants and agrees to deliver to Centrefund all pro forma financial statements and all audited consolidated financial statements which it intends to include with its proxy statement and form of proxy to be mailed to Equity One's stockholders in connection with the meeting to consider the Transaction (the "Proxy Financial Statements") as soon as practicable after the date hereof, but in no event later than June 15, 2001. By delivery thereof, Equity One represents and warrants hereunder, with the same force and effect as though such representation and warranty was made pursuant to Section 4 hereof, that the Proxy Financial Statements, except with respect to information and numbers provided by Centrefund, the Shareholder or their agents, and except with respect to the pro forma financial data, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the consolidated financial position of Equity One as of such dates, subject to normal year-end adjustments.

(c) Equity One covenants and agrees to deliver to Centrefund its pro forma financial statements for the year ended December 31, 2000 and the period March 31, 2001, reconciled to Canadian GAAP, as soon as practicable after the date hereof, but in no event later than June 15, 2001, which reconciliation shall be prepared at the expense of Centrefund.

5.2 General. Each of the Parties will use its commercially reasonably efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the Transaction (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below) and to maintain the truth and accuracy of its representations and warranties hereunder. Without limiting the generality of the foregoing, each of the Parties agrees to deliver such customary representations as the other Party's counsel may reasonably require for the purposes of delivering the opinions contemplated by Sections 7.1(o) and 7.2(m).

5.3 Shareholder Meetings. Equity One agrees to hold a meeting of its shareholders to consider and approve the issuance of the Purchase Price Shares pursuant to the terms of this Agreement and Centrefund agrees to call a meeting of its eligible shareholders for the purpose of obtaining the Centrefund Approval, and, in that regard, each agrees to mail to its shareholders all circulars and other materials necessary to hold a meeting as soon as reasonably practicable, but in no event later than August 27, 2001. Each of Centrefund and Equity One also agrees to provide the other with drafts of all circulars, proxy statements, forms of proxy, and shareholder communications relating to this Transaction prior to the mailing thereof, on a confidential basis, and to provide the other party with a reasonable opportunity to review and provide comments thereon on a confidential basis. The proxy statement and form of proxy delivered by each of Equity One and Centrefund to their respective stockholders shall include the recommendation by the Equity One special committee of the issuance of the Purchase Price Shares pursuant to the terms of this Agreement and of the Centrefund board of directors in favor of the Transaction unless otherwise required by their applicable fiduciary duties, as determined by such directors in good faith after consultation with and receipt of written advice from reputable and experienced outside legal counsel.

5.4 Notices and Consents. The Parties will cooperate to identify all necessary and appropriate notices and consents of third parties required to be given or obtained in connection with the Transaction. Each Party will give all notices and use commercially reasonable efforts to obtain (or cause to be obtained) all consents which the other Party reasonably requests that it give or obtain from time to time. The Parties agree to share all costs incurred in connection with the foregoing. The Parties will use commercially reasonable efforts to obtain, prior to June 15, 2001, any consents relating to the Nova Scotia Loans as may be required in order to effect the Target Restructuring.

5.5 Operation of Business by Equity One. Equity One will, and will cause the Equity One Companies to use commercially reasonable efforts to, keep their businesses, properties, business organizations and goodwill substantially intact, including their present operations, physical facilities, working conditions, and relationships with lessors, tenants, licensors, suppliers, developers, customers, and employees, except to the extent that failing to do so would not reasonably be expected to result in any Material Adverse Effect on Equity One. Without limiting the generality of the foregoing, except as specifically contemplated in this Agreement, or otherwise approved in advance by Centrefund, which approval will not be unreasonably withheld, Equity One will not, and will not cause or permit any other Equity One Company to, engage in any practice, take any action, or enter into any transaction to:

(a) except in its Ordinary Course of Business, redeem, purchase, or otherwise offer to purchase or acquire any of its capital stock or otherwise take any action or enter into any transaction of the sort described in Section  4.15 (Events Subsequent to Most Recent Fiscal Year End);

(b) except in its Ordinary Course of Business, amend or propose to amend its formation documents, by-laws, existing option plans or the terms of any outstanding options, warrants, calls, conversion privileges or rights of any kind to acquire capital stock;

(c) except as disclosed in the Equity One Public Filings, issue, sell, pledge, lease, transfer, mortgage, hypothecate, dispose of, grant any interest in, encumber or agree to issue, sell, pledge, lease, dispose of, grant any interest in or encumber:

(i) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any unit shares of any capital stock or any other securities of any of the Equity One Companies other than (A) the issuance of stock options consistent with past practices and within the limits set forth in its existing incentive plans, (B) the grant of restricted stock consistent with past practices, (C) the issuance of shares upon the exercise of outstanding stock option, warrants and restricted stock agreements, as well as pursuant to Equity One's dividend reinvestment and stock purchase plans disclosed in the Equity One Public Filings and (D) the issuance of shares pursuant to currently existing agreements disclosed in the Equity One Public Filings.

(ii) any assets or properties, real, personal or mixed, moveable or immovable, of any of the Equity One Companies, outside its Ordinary Course of Business;
(d) split, combine or reclassify any of its outstanding shares or other securities, as applicable;

(e) declare, set aside or pay any dividend or other distribution payable in cash, shares, stock, property or otherwise, except for quarterly distributions to shareholders consistent with its dividend policy and past practices (which dividends equaled $.26 per share of Common Stock in the last quarter);

(f) reorganize, amalgamate or merge any Equity One Company with any other Person;

(g) except for commitments listed on Section 5.5(g) of the Equity One Disclosure Schedule, incur or commit to incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person, or issue or sell any debt securities or grant any security of any material assets except for the borrowing of working capital in its Ordinary Course of Business (including through the refinancing of mortgage debt) and the incurrence of indebtedness in connection with acquisitions of Real Property; or

(h) enter into, or agree to enter into, any transaction which is material to Equity One, including any material acquisition of all of the stock or substantially all of the assets of another Person, whether by merger or otherwise.

5.6 Operation of Business by Target. Centrefund and the Shareholder will cause the Target Companies to use commercially reasonable efforts to keep their businesses, properties, business organizations and goodwill substantially intact, including their present operations, physical facilities, working conditions, and relationships with lessors, tenants, licensors, suppliers, developers, customers, and employees, except to the extent that failing to do so would not reasonably be expected to result in any Material Adverse Effect on the Target. Without the limiting the generality of the foregoing, except in connection with the Target Restructuring or as otherwise specifically contemplated in this Agreement or as approved in advance by Equity One, which approval will not be unreasonably withheld, Centrefund and the Shareholder will not cause or permit any Target Company to engage in any practice, take any action, or enter into any transaction to:

(a) issue, redeem, purchase, or otherwise acquire any of its capital stock or otherwise take any action or enter into any transaction of the sort described in Section 3.14 (Events Subsequent to Most Recent Fiscal Year End);

(b) amend or propose to amend its constating documents or by-laws;
(c) issue, sell, pledge, lease, transfer, mortgage, hypothecate, dispose of, grant any interest in, encumber or agree to issue, sell, pledge, lease, dispose of, grant any interest in or encumber:

(i) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any unit shares of any capital stock or any other securities of any of the Target Companies; or

(ii) any assets or properties, real, personal or mixed, moveable or immovable, of any of the Target Companies;
(d) split, combine or reclassify any of its outstanding shares or other securities, as applicable;

(e) declare, set aside or pay any dividend or other distribution payable in cash, shares, stock or property except for any dividends, distributions or other payments made to Centrefund, the Shareholder or any of their Affiliates (other than Subsidiaries of the Target) which, in the aggregate, together with all such distributions made from and after January 1, 2001, do not exceed the amounts permitted to be distributed pursuant to Article 9 of this Agreement;

(f) reorganize, amalgamate or merge any Target Company with any other Person;

(g) except for commitments listed on Section 5.6(g) of the Target Disclosure Schedule, incur or commit to incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person, or issue or sell any debt securities or grant any security of any material assets except for the borrowing of working capital in its Ordinary Course of Business (including through the refinancing of mortgage debt which has matured) and the incurrence of indebtedness in connection with acquisitions of Real Property; or

(h) enter into, or agree to enter into, any transaction which is material to the Target, including any material acquisition of all of the stock or substantially all of the assets of another Person, whether by merger or otherwise.

5.7 CDG Windup. The Parties acknowledge that CDGI, CDGII and Cashmere Developments, Inc. are in the process of being dissolved or wound up. Centrefund and Shareholder agree to keep Equity One apprised of the actions being taken with respect to the CDG Windup. Centrefund and Shareholder agree not to take any actions, or cause the Target Companies to take any actions, relating to the sale of CGDI, CDGII or Cashmere Developments Inc. or any of their properties, without the prior written consent of Equity One, which consent will not be unreasonably withheld or delayed; provided, however, that actions pursuant to and permitted by the Memorandum of Agreement between Centrefund and North American Development Corporation, dated September 15, 1997, as amended on September 9, 1999, may be taken without the prior written consent of Equity One.

5.8 Full Access. Centrefund and the Shareholder will permit, and will cause the Target to permit, representatives of Equity One to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Target. Equity One will permit representatives of Centrefund and the Shareholder to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Equity One, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents pertaining to Equity One.

5.9 Notice of Developments. Each Party will give prompt written notice to the other parties of any breach of any of its own representations, warranties or covenants under this Agreement. No disclosure by any Party pursuant to this Section 5.9, however, shall be deemed to amend or supplement the Exhibits or any Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

5.10 Exclusivity. Each of the Shareholder, the Target and Equity One agrees that it will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any Target Company or Equity One Company (including any acquisition structured as a merger, consolidation, or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; provided that Equity One may continue discussions with respect to acquisitions of the capital stock or assets of other public companies provided that Equity One shall not enter into any such transaction without the prior written consent of Centrefund, which consent shall not be unreasonably withheld. Each Party will notify the other party immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

5.11 Target Restructuring. Centrefund and Shareholder will consult with Equity One regarding the actions contemplated to effect the Target Restructuring and will use best efforts to cause the Target Restructuring to be completed prior to the Closing.

5.12 Undistributed REIT Earnings and Profits. Thirty days before the anticipated Closing Date, Centrefund and Shareholder shall deliver to Equity One a report of its independent public accountants setting forth the computation of the relevant earnings and profits of the Target Companies. The Parties shall then agree upon an estimate of the amount of distributions that Target and the other Target Companies would be required to make on or prior to the Closing Date such that none of the Target Companies would have any earnings and profits for U.S. federal income tax purposes as of the Closing Date (the "E&P Estimate"). Prior to the Closing Date, Centrefund and the Shareholder will cause (i) each of the Target Companies, other than the Target, that has earnings and profits to distribute an amount such that it will not have any earnings and profits (including earnings and profits, if any, that arise as a result of any distributions received pursuant to this sentence) for U.S. federal income tax purposes as of the Closing Date and (ii) Target to distribute to Shareholder an amount that is no less than the amount of the E&P Estimate. All distributions pursuant to Article 9 hereof, to the extent they result in net reductions of earnings and profits, shall be treated as distributions made pursuant to this Section 5.12.

5.13 Press Release. The Parties also agree to jointly issue a press release immediately after the execution of this Agreement, in a mutually agreeable form, announcing the Transaction and the entering into of this Agreement. Without limiting the foregoing, the Parties agree to consult with each other in issuing any press releases or making any other public communications or statements in respect of this Agreement or the Transaction.

6. Post-Closing Covenants
The Parties agree as follows with respect to the period following the Closing.
6.1 NYSE Listing. Equity One will use its commercially reasonable efforts to maintain the listing of the outstanding Common Stock on the NYSE.

6.2 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or any Party requires any information in connection with preparing its financial statements, satisfying its obligations under the applicable Governmental Requirements (including applicable securities laws), or filing a prospectus or other offering document with any regulatory authority in connection with an offering of securities, each of the Parties will provide such information (including financial statements) and take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (subject to Section 11 and unless the requesting Party is entitled to indemnification therefor under Section 8 below). Centrefund and the Shareholder acknowledge and agree that from and after the Closing, Equity One will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target, and Equity One will provide Centrefund and Shareholder with such access as Centrefund or the Shareholder may reasonably require from time to time to such documents, books and records for tax or corporate compliance purposes or for the purposes of complying with their obligations hereunder (including their obligations under Section 6.7).

6.3 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) the Transaction or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary or desirable in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

6.4 Transition. Neither Centrefund nor the Shareholder will take any action that is designed, intended or likely to have the effect of discouraging any lessor, tenant, licensor, customer, developer, supplier, or other business associate of the Target or any of its Subsidiaries from maintaining the same business relationships with the Target and its Subsidiaries after the Closing as it maintained with them prior to the Closing. Centrefund and the Shareholder will promptly refer all customer inquiries relating to the businesses of the Target Companies to Equity One from and after the Closing.

6.5 Confidentiality. Subject to compliance with applicable law, the Parties and their agents will treat and hold as such all of the Confidential Information provided or made available by the other Parties, refrain from using any such Confidential Information except in connection with this Agreement, and if the Transaction is terminated, deliver promptly to the other, or destroy, at the request and option of the other Party, all tangible embodiments (and all copies) of such Confidential Information which are in their possession or to which any of them has access. In the event that any Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Party will notify the other Party promptly of the request or requirement so that such other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 6.5. If, in the absence of a protective order or the receipt of a waiver hereunder, either Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Party may disclose the Confidential Information to the tribunal; provided, however, that such Party shall use its commercially reasonable efforts to obtain, at the reasonable request of the other Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

6.6 Independent Accountants. After the Closing, each Party shall, at the request of any other Party (i) authorize the Target's past and present independent auditors and accounting personnel to make available to such other Party and its representatives, all financial information, including to permit such other Party's representatives to examine all working papers pertaining to audits or reviews previously or hereafter made by such auditors, and (ii) provide such reasonable cooperation as such other Party and its representatives may request in connection with any audit or review of any of the Target Companies that it may direct its representatives to make. Without limiting the generality of the foregoing, Shareholder agrees that it will cooperate with, and direct the Target's past and present independent auditors, accounting personnel and other necessary persons to cooperate with Equity One in the preparation of any documents filed by Equity One with the U.S. Securities and Exchange Commission, to the extent information about the Target is required therein.

6.7 Tax Matters. Centrefund and the Shareholder covenant and agree not to take any action, or fail to take any action, if that action or inaction would have an adverse effect on Equity One on or after the Closing Date with respect to Corporate Taxes, including, without limitation, (i) amending or otherwise supplementing any Tax Return or report of any of the Target Companies with respect to any period prior to the Closing Date without the consent of Equity One or (ii) causing the Transaction to fail to constitute a reorganization within the meaning of Section 368(a) of the Code (including, but not limited to, causing the Target to distribute assets (whether or not otherwise permitted pursuant to this Agreement) so that as of the Closing Date the Target holds less than "substantially all" of its assets, as that term has been defined by the U.S. Treasury Department). Equity One will make the election described in Treasury Regulation Section 1.337(d)-5T(b)(3) with respect to the assets owned by the Target Companies in a timely manner prior to the Closing.

6.8 REIT Status. Equity One covenants and agrees to use commercially reasonable efforts to operate in a manner that will not cause it to be classified other than as a REIT.

6.9 Canadian GAAP Financial Statements. Equity One agrees that for so long as the Shareholder and/or Centrefund directly or indirectly own at least 20% of the Common Stock, it will, at the sole cost and expense of Centrefund, provide to Centrefund (i) consolidated quarterly unaudited financial statements of Equity One prepared in accordance with Canadian GAAP (subject to normal year-end adjustments), and (ii) consolidated annual unaudited financial statements of Equity One prepared in accordance with Canadian GAAP together with the notes thereto.

6.10 Equity One Dividends. Subject to the sole and absolute discretion of its board of directors to declare and pay dividends as they may deem lawful and appropriate, Equity One agrees that its present intention is to use commercially reasonable efforts to continue to pay dividends in respect of its Common Stock at levels at least equal to those paid in the past.

6.11 Equity One Dispositions of Assets and Disposition Proceeds. Equity One agrees that, for a period of one year after the Closing Date, it will not dispose of more than two thirds of the assets that the Target Companies own on the Closing Date and the proceeds of those dispositions, in dispositions that would not constitute the continuance of the Target's historic business or the use of the Target's business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

6.12 Tax Refund. The Parties acknowledge and agree that to the extent there is any refund of Taxes paid by any Target Company, such refund shall be paid to and inure to the benefit of the applicable Target Company, regardless of the time such refund is made.

6.13 Tax Treatment. Equity One covenants and agrees to use commercially reasonable efforts after the Closing not to take any action, or fail to take any action, if that action or inaction would cause the Transaction to fail to constitute a reorganization within the meaning of Section 368(a) of the Code.

7. Conditions to Obligation to Close.
7.1 Conditions to Obligations of Equity One. The obligation of Equity One to consummate the Transaction is subject to satisfaction of the following conditions:

(a) the representations and warranties made by Centrefund and the Shareholder in this Agreement shall be true and correct, in all material respects with respect to those representations and warranties that are not qualified by materiality and true and correct in all respects with respect to those which are so qualified, at and as of the Closing Date (except for any changes resulting from transactions that are permitted or required pursuant to this Agreement), as certified by an officer's certificate executed by the President or Chief Financial Officer of Centrefund and Shareholder and delivered to Equity One;

(b) there shall not have occurred any event or circumstance giving rise to a Material Adverse Effect on the Target, as certified by an officers' certificate delivered by Centrefund and Shareholder to Equity One;

(c) Centrefund, the Shareholder and the Target shall have performed and complied in all material respects with all of their covenants hereunder, as certified by an officers' certificate delivered by Centrefund and Shareholder to Equity One;

(d) the Centrefund Approval shall have been obtained, as certified by an officers' certificate delivered by Centrefund and Shareholder to Equity One;
(e) Centrefund and Target shall have executed and delivered the Dawsco Indemnity;

(f) no Governmental Requirement shall have been proposed, enacted, promulgated or applied and no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of the Transaction or impose material limitations or conditions on the Transaction or the right of Equity One to own or exercise full rights of ownership of the Target Shares, (B) cause the Transaction to be rescinded following consummation, or (C) have a Material Adverse Effect on the Target;

(g) Torys shall have delivered an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to Equity One and dated as of the Closing Date, provided that Torys may rely on an opinion from Florida counsel as to matters of Florida law;

(h) the Target Restructuring shall have been completed and all consents required to effect the Target Restructuring shall have been obtained, as certified by an officers' certificate delivered by Centrefund and Shareholder to Equity One;

(i) all actions required to be taken by Centrefund and the Shareholder pursuant to this Agreement and all certificates, opinions, instruments, and other documents required to effect the Transaction will be reasonably satisfactory in form and substance to Equity One;

(j) Target shall have delivered a Secretary's Certificate in such form as shall be reasonably acceptable to the Parties;

(k) Target shall have delivered certificates of good standing issued by the appropriate authorities in their jurisdiction of incorporation and those in which they are qualified to transact business demonstrating that the Target Companies are in good standing in those jurisdictions;

(l) the issuance of the Purchase Price Shares pursuant to the terms of this Agreement shall have been approved by the shareholders of Equity One;
(m) Centrefund and the Shareholder will have performed their obligations pursuant to Section 5.12;
(n) all Centrefund Management Arrangements shall have been terminated on or prior to the Closing;

(o) Equity One shall have received an opinion of Greenberg Traurig, P.A., counsel to Equity One, on the Closing Date, based on such assumptions as counsel may require, in form and substance reasonably satisfactory to Equity One, dated as of such date and to the effect that the acquisition by Equity One of the Target Shares for the Purchase Price pursuant to this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Code and that neither Equity One nor the Target nor any of its Subsidiaries will recognize any gain or loss for Federal income tax purposes as a result of that acquisition. In rendering that opinion, Greenberg Traurig, P.A. shall be entitled to rely upon customary representations reasonably requested by it and made by Equity One, the Target, Centrefund and the Shareholder; and

(p) David Wiener, P.A. shall have delivered an opinion in form and substance acceptable to Equity One and its counsel, addressed to Equity One and dated as of the Closing Date.
Equity One may waive any condition specified in this Section 7.1 in writing at or prior to the Closing.
7.2 Conditions to Obligation of the Shareholder. The obligation of the Shareholder to consummate the Transaction is subject to satisfaction of the following conditions:

(a) the representations and warranties made by Equity One in this Agreement shall be true and correct, in all material respects with respect to those representations and warranties that are not qualified by materiality and true and correct in all respects with respect to those which are so qualified, at and as of the Closing Date as though made on the Closing Date (except for any changes resulting from transactions that are permitted or required pursuant to this Agreement), as certified by an officer's certificate executed by the President or Chief Financial Officer of Equity One and delivered to Centrefund and Shareholder;

(b) there shall not have occurred any event or circumstance giving rise to a Material Adverse Effect on Equity One, as certified by an officers' certificate delivered by Equity One to Centrefund and Shareholder;

(c) Equity One shall have performed and complied in all material respects with all of its covenants and agreements hereunder, as certified by an officers' certificate delivered by Equity One to Centrefund and Shareholder;

(d) Centrefund shall have obtained the Centrefund Approval;

(e) no Governmental Requirement shall have been proposed, enacted, promulgated or applied and no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or before any arbitrator, wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of the Transaction or impose material limitations or conditions on the Transaction or the right of the Shareholder or Centrefund to own or exercise full rights of ownership of the Purchase Price Shares, (B) cause the Transaction to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) or (C) have a Material Adverse Effect on Equity One;

(f) Greenberg Traurig, P.A. shall have delivered an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to Centrefund and the Shareholder, and dated as of the Closing Date;

(g) the stockholders of Equity One, Inc. shall have approved the issuance of the Purchase Price Shares pursuant to the terms of this Agreement, as certified by an officers' certificate delivered by Equity One to Centrefund and Shareholder;

(h) the Target Restructuring shall have been completed and all consents required to effect the Target Restructuring shall have been obtained;

(i) all actions to be taken by Equity One in connection with consummation of the Transaction and all certificates, opinions, instruments, and other documents required to effect the Transaction will be reasonably satisfactory in form and substance to Centrefund and the Shareholder;

(j) Equity One shall have delivered a Secretary's Certificate in such form as shall be reasonably acceptable to the Parties;

(k) Equity One shall have delivered certificates of good standing issued by the appropriate authorities in their jurisdiction of incorporation and those in which they are qualified to transact business demonstrating that the Equity One Companies are in good standing in those jurisdictions;

(l) the Purchase Price Shares delivered at Closing shall have been listed and approved for trading on the NYSE upon issuance; and

(m) the Shareholder shall have received from Torys, counsel to the Shareholder, on the Closing Date, an opinion, based on such assumptions as counsel may require, in form and substance reasonably satisfactory to the Shareholder, dated as of such date and to the effect that the exchange of the Target Shares for the Purchase Price Shares (i) will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) will be treated for Canadian federal income tax purposes as a disposition of Target Shares governed by subsection 85.1(3) of the Income Tax Act (Canada) with the result that the Shareholder will not recognize any gain or loss for Canadian income tax purposes. In rendering such opinion, such counsel shall be entitled to rely upon customary representations reasonably requested by such counsel and made by Equity One, the Target, Centrefund and the Shareholder.

The Shareholder may waive any condition specified in this Section 7.2 in writing at or prior to the Closing.
8. Survival; Remedies for Breaches of this Agreement .

8.1 Survival of Representations and Warranties. All of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any certificate, document, instrument or agreement delivered pursuant to this Agreement shall survive the Closing hereunder and continue in full force and effect through all statutes of limitations. Notwithstanding the foregoing, no claim for breach or indemnification in respect of a breach of a representation or warranty shall be made after the date eighteen (18) months after the Closing Date, except that (i) a claim for breach or indemnification in respect of a breach of the representations set forth in Sections 3.1 (Authorization), 3.4 (Target Shares), 3.7 (Organization, Qualification and Corporate Power), 3.9 (Capitalization), 3.17 (Tax Matters), 4.1 (Organization), 4.2 (Capitalization), 4.3 (Authorization) and 4.17 (Tax Matters) may be made at any time following the Closing Date prior to the expiration of the applicable statute of limitations.

8.2 Indemnification Provisions for Benefit of Equity One.

(a) In the event that either Centrefund or the Shareholder breaches (or in the event any third party alleges facts that, if true, would mean Centrefund or the Shareholder has breached) any of its representations, warranties (or any of such representatives or warranties is untrue or inaccurate), covenants and agreements contained herein or in any certificate, document, instrument or agreement delivered pursuant to this Agreement and, provided that the Indemnified Equity One Parties (as hereafter defined) make a written claim for indemnification against Centrefund and/or the Shareholder pursuant to Section 8.4 below within the applicable claim period provided in Section 8.1 above, then Centrefund or the Shareholder shall jointly and severally indemnify Equity One and each of its officers, directors, employees, representatives and Affiliates (the "Indemnified Equity One Parties") from and against the entirety of any Adverse Consequences the Indemnified Equity One Parties may suffer (including any Adverse Consequences the Indemnified Equity One Parties may suffer after the end of any applicable claim period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(b) Centrefund and the Shareholder shall jointly and severally indemnify the Indemnified Equity One Parties from and against the entirety of any Adverse Consequences the Indemnified Equity One Parties may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Target (a) for any Corporate Taxes of the Target Companies with respect to any tax year or portion thereof ending on or before the Closing Date or for any tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 10.2) to the portion of such period beginning before and ending on the Closing Date and to the extent such Taxes are not reflected in the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the most recent Financial Statements, (b) for the unpaid Taxes of any Person (other than the Target) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, or (c) for any Taxes payable by any of the Target Companies by reason of the Transaction failing to qualify as a reorganization within the meaning of Section 368(a) of the Code by reason of any action of Shareholder.

(c) Notwithstanding anything to the contrary contained in this Article 8, the Indemnified Equity One Parties shall not be entitled to indemnification for any Adverse Consequences for any breaches of the representations and warranties of Centrefund and Shareholder made in Section 3.11 (Real Property), 3.14 (Events Subsequent to Most Recent Fiscal Year End), 3.15 (Undisclosed Liabilities) and 3.16 (Compliance with Laws)(but only with respect to the first sentence thereof), 3.18 (Personal Property), 3.19 (Contracts), 3.21 (Power of Attorney), 3.22 (Insurance), 3.23 (Litigation), and 3.26 (Environmental, Health and Safety Matters) of this Agreement if the circumstances or events giving rise to the Adverse Consequences (i) occurred after August 15, 2000, (ii) related to the properties managed by Management Co. pursuant to the Property Management Agreement or the Asset Management Agreement, and (iii) were not actually known by the present directors or officers of Centrefund or the Shareholder.

8.3 Indemnification Provisions for Benefit of Centrefund and the Shareholder. In the event Equity One breaches (or in the event any third party alleges facts that, if true, would mean Equity One had breached) any of its representations, warranties (or any of such representations or warranties is untrue or inaccurate), covenants and agreements contained herein or in any certificate, document, instrument or agreement delivered pursuant to this Agreement, and, provided that the Shareholder or Centrefund makes a written claim for indemnification against Equity One pursuant to Section 8.4 below within the applicable claim period provided in Section 8.1 above, then Equity One agrees to indemnify Centrefund, the Shareholder and each of their officers, directors, employees, representatives and Affiliates (the "Indemnified Centrefund Parties") from and against the entirety of any Adverse Consequences the Indemnified Centrefund Parties may suffer (including any Adverse Consequences the Indemnified Centrefund Parties may suffer after the end of any applicable claim period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

8.4 Matters Involving Third Parties.

(a) If any third party shall notify any party entitled to indemnification hereunder (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced.

(b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, (E) the named parties to the Third Party Claim do not include both the Indemnified Party and the Indemnifying Party, and (F) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(d) In the event any of the conditions in Section 8.4(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.4.

8.5 Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Target or the Transaction.

9. Target Distributions. Centrefund and the Shareholder covenant and agree that from January 1, 2001 through and including the Closing Date, Centrefund and the Shareholder shall have been entitled to receive from the Target Companies:

(i) distributions payable in cash, shares, stock or property from the Target Companies (including by repayment of Intercompany Debt or return of capital) equal to such amounts advanced or contributed to the Target Companies, whether by way of equity or debt, from January 1, 2001 through the Closing Date; plus

(ii) the Target Distribution Amount, whether paid under Centrefund Management Arrangements, dividends, distributions (including those made pursuant to Section 5.12) payable in cash, shares, stock or property, return of capital or repayment of Intercompany Debt; provided, however, that if the aggregate dividends declared or paid by Equity One from the date hereof through the Closing Date exceed $.26 per share of Common Stock, the Target Distribution Amount will be increased by an amount equal to (a) the per share amount by which the total dividends paid or declared during such period exceeded $.26 per share of Common Stock, multiplied by (b) 10,500,000; minus

(iii) all fees, costs and expenses (including legal and accounting fees, costs and expenses) paid or incurred by Target in connection with or related to the Target Restructuring (except for any costs and expenses incurred in connection with the distributions made pursuant to Section 5.12) and all costs and expenses paid or incurred by Target between January 1, 2001 and the Closing Date which are properly attributable to Centrefund or Shareholder.

To the extent that payments or distributions in any form to Centrefund or the Shareholder from January 1, 2001 to and including the Closing Date have exceeded or are expected to exceed the sum of the items set forth above (the " Estimated Excess Distribution") then, at the Closing, the number of Purchase Price Shares shall be reduced by a corresponding number of shares, valued at its Fair Market Value (as hereafter defined). No later than forty five (45) days after the Closing Date, the Parties shall prepare a cash flow reconciliation statement setting forth the amount, if any, by which payments or distributions in any form from January 1, 2001 to and including the Closing Date exceeded the sum of the items set forth above (the "Actual Excess Distribution"). If the Actual Excess Distribution is greater than the Estimated Excess Distribution, Centrefund and the Shareholder jointly and severally agree to promptly pay to Target in cash an amount equal to the amount by which the Actual Excess Distribution exceeds the Estimated Excess Distribution. "Fair Market Value" as used herein shall mean average of the high and low quoted sale prices of a share of Common Stock on the New York Stock Exchange during the 20 trading days preceeding the date on which the E & P Estimate is made.

10. Tax Matters.
The following provisions shall govern the allocation of responsibility as between Equity One and Shareholder for certain tax matters following the Closing Date:

10.1 Tax Periods Ending on or Before the Closing Date. The Shareholder shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Target Companies which are filed after the Closing Date and relate to periods ending on or prior to the Closing (the "Pre-Closing Period"). Such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices with respect to such items, unless otherwise required by law. The Shareholder shall permit Equity One to review and comment on each such Tax Return for all periods ending on or prior to the Closing Date prior to filing.

10.2 Tax Periods Beginning Before and Ending After the Closing Date. Equity One shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Target for Tax periods which begin before the Closing Date and end after the Closing Date. The portion of any such Tax that relates to the portion of a taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based on or related to income or receipts be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based on or related to income or receipts be deemed equal to the amount that would be payable if the relevant taxable period ended on the Closing Date. Any credits shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Target and its Subsidiaries. Equity One shall permit Shareholder to review and comment on each such Tax Return described in the preceding sentence prior to filing.

10.3 Cooperation on Tax Matters.

(a) Equity One, the Target and Shareholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Equity One agrees (A) to retain all books and records with respect to Tax matters pertinent to the Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Shareholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any other Party so requests, allow the other Party to take possession of such books and records.

(b) Equity One and Shareholder further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transaction).

(c) Each Party further agrees, upon request, to provide another Party with all information in its possession or control that such other Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

10.4 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties, interest and additions) incurred in connection with this Agreement, shall be paid by Equity One when due, and Equity One will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees and, if required by applicable law, Shareholder will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

11. Registration Rights.

11.1 After the passage of nine months after the Closing Date and upon receiving demands therefor from the Shareholder, from time to time, Equity One shall use its commercially reasonable efforts to prepare and file with the SEC, on up to four occasions, a registration statement and such other documents as may be necessary in the opinion of both counsel for Equity One and counsel for the Shareholder, in order to comply with the provisions of the Securities Act so as to permit the registered resale of the Purchase Price Shares for 12 consecutive months (each a "Demand Registration"). No Demand Registration shall be made hereunder with respect to registration of the sale of fewer than 1,000,000 shares of the Purchase Price Shares. Equity One may postpone for up to three months the filing or the effectiveness of a registration statement pursuant to a Demand Registration if Equity One notifies the Shareholder that such Demand Registration would reasonably be expected to have an adverse effect on any business plan of Equity One or any of its Subsidiaries; provided that in such event, the Shareholder will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and that Equity One shall pay all registration expenses in connection with such registration. In the event circumstances change and Demand Registration would no longer have an adverse effect on any business plan of Equity One or any of its Subsidiaries or upon the expiration of the three month period (whichever occurs earlier), Equity One shall within 30 days file with the SEC a registration statement and such other documents as may be necessary in the opinion of both counsel for Equity One and counsel for the Shareholder, in order to comply with the provisions of the Securities Act so as to permit the registered resale of the Purchase Price Shares and, upon filing, Shareholder will be deemed to have exercised one of its permitted Demand Registrations.

11.2 (a) If Equity One proposes to register any of the Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Common Stock for sale to the public), each such time Equity One will give written notice to the Shareholder of its intention to do so. Upon the written request of the Shareholder to register any of its Purchase Price Shares, which notice must be received by Equity One within 15 Business Days after Equity One has given notice of the proposed registration to the Shareholder, Equity One will use its reasonable commercial efforts to cause the Purchase Price Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Equity One, all to the extent required to permit the sale or other disposition by the Shareholder (in accordance with such written request) of the Purchase Price Shares so registered (a "Piggy-Back Registration"). Notwithstanding anything to the contrary contained herein, Equity One may elect, at any time, to register sale of the Purchase Price Shares, in which event the Shareholder agrees to reasonably cooperate to facilitate such registration.

(b) In the event that any registration pursuant to Section 11.2(a) shall be, in whole or in part, an underwritten public offering, the number of shares of common stock of the Shareholder and the other holders of the securities of Equity One requested to be included in such underwritten offering (the "Requesting Holders") may be reduced (pro-rata among the Shareholder and the Requesting Holders based upon the number of securities held by the Shareholder and the Requesting Holders) if and to the extent that the managing underwriter believes that such inclusion would adversely affect the marketing of the securities to be sold by Equity One therein. The Shareholder agrees to execute and deliver a customary lock-up agreement as may be requested by the managing underwriter; provided, however, that all Requesting Holders of similar securities in an amount equal to or greater than that held by Shareholder shall have agreed to execute such agreements.

11.3 The registration obligations of Equity One identified in this Section 11 shall be suspended and tolled for such period of time as is necessary, but in no event longer than 120 days, so that under no circumstances shall the registered resale of the Purchase Price Shares, by the holders thereof commence within ninety (90) days (the "Registration Suspension Period") after the commencement of an underwritten primary public offering of Equity One's equity securities (a "Public Offering"). The Shareholder acknowledges and agrees that during the Registration Suspension Period it shall not resell any Purchase Price Shares. The Shareholder further agrees that it shall, upon request, enter into an agreement with the underwriter of a Public Offering, pursuant to which the Shareholder shall agree not to resell any Purchase Price Shares during the Registration Suspension Period.

11.4 Notwithstanding anything else in this Agreement to the contrary, Equity One shall have no obligation to register the Purchase Price Shares if and to the extent that they may be transferred without registration under the Securities Act, pursuant to Rule 144(k) of the Act.

11.5 If and whenever Equity One is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of the Purchase Price Shares, Equity One will, as promptly as possible:

(a) prepare and file with the SEC a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such registration statement;

(c) furnish to the Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, complying with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Purchase Price Shares owned by the Shareholder, but the Shareholder shall not be entitled to use any selling materials other than a prospectus and such other materials as may be approved by Equity One, which approval will not be unreasonably withheld; and

(d) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under applicable state securities acts as the Shareholder shall reasonably request, and do any and all such other acts and things as may be necessary or advisable to enable the Shareholder to consummate the public sale or other disposition of the Purchase Price Shares owned by the Shareholder, in such states; provided, however, that Equity One shall not be obligated to register or qualify such securities in any jurisdiction in which such registration or qualification would require Equity One to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or has not theretofore so consented.

11.6 Except as provided below in this Section 11, the expenses incurred by Equity One in connection with actions taken by Equity One to comply with this Section 11, including, without limitation, all registration and filing fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel to Equity One, consultant and expert fees, premiums for liability insurance, if Equity One chooses to obtain such insurance, obtained in connection with a registration statement filed to effect such compliance and all expenses, including counsel fees, of complying with state securities acts, shall be paid by Equity One. All fees and disbursements of any counsel, experts, or consultants employed by the Shareholder shall be borne by the Shareholder. Equity One shall not be obligated in any way in connection with any registration pursuant to this Section 11 for any selling commissions or discounts payable by the Shareholder to any underwriter or broker of securities to be sold by the Shareholder. It shall be a condition precedent to the obligation of Equity One to take any action pursuant to this Section 11 that Equity One shall have received an undertaking satisfactory to it from the Shareholder to furnish or cause to be furnished to Equity One specifically for use in the preparation of the registration statement and prospectus written information concerning the securities held by the Shareholder and also concerning any underwriter of such securities and the intended method of disposition thereof and any additional information or documentation as Equity One shall reasonably request and as may be required by administrators of the Securities Act or state securities acts in connection with the action to be taken by Equity One hereunder pursuant to such registration.

11.7 In the event of any registration under the Securities Act pursuant to this Section 11, Equity One will indemnify and hold harmless the Shareholder, its officers, directors and each underwriter of such securities, and any person who controls the Shareholder or underwriter within the meaning of Section 15 of the Securities Act, against all claims, actions, losses, damages, liabilities and expenses, joint or several, to which any of such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Shareholder, its officers, directors and each underwriter of such securities, and each such controlling person or entity for any legal and any other expenses reasonably incurred by the Shareholder, such underwriter, or such controlling person or entity in connection with investigating or defending any such loss, action, claim, damage, liability, or action; provided, however, that Equity One will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus, or said amendment of supplement in reliance upon and in conformity with written information furnished to Equity One by the Shareholder or such underwriter specifically for use in the preparation thereof, and provided further however, that Equity One will not be liable in any such case to the extent that any such loss, claim, damage or liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or an alleged omission made in any preliminary prospectus or final prospectus if (i) the Shareholder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Purchase Price Shares, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

11.8 In the event of any registration of any securities under the Securities Act pursuant to this Section 11, the Shareholder will, or will furnish the written undertaking of such other person or entity as shall be acceptable to Equity One to, indemnify and hold harmless Equity One, its officers, directors and any person who controls it within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, or actions, joint or several, to which Equity One, its officers, directors, or such controlling person or entity may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to Equity One by the Shareholder or any underwriter of the Shareholder's securities specifically for use in the preparation thereof.

12. Termination.
12.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:
(a) Equity One and the Shareholder may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Equity One may terminate this Agreement by giving written notice to the Shareholder at any time prior to the Closing (A) in the event the Shareholder has breached any representation, warranty, or covenant contained in this Agreement in any material respect with respect to those representations and warranties that are not qualified by materiality and in any respect with respect to those representations and warranties that are so qualified, and subject to changes resulting from actions required or permitted to be taken pursuant to this Agreement, Equity One has notified the Shareholder of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 28, 2001, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from Equity One itself breaching any representation, warranty, or covenant contained in this Agreement); and

(c) the Shareholder or Centrefund may terminate this Agreement by giving written notice to Equity One at any time prior to the Closing (A) in the event Equity One has breached any representation, warranty, or covenant contained in this Agreement in any material respect, with respect to those representations and warranties that are not qualified by materiality and in any respect with respect to those representations and warranties that are so qualified, the Shareholder or Centrefund has notified Equity One of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) if the Centrefund Approval is not obtained, or (c) if the Closing shall not have occurred on or before September 28, 2001, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from the Shareholder itself breaching any representation, warranty, or covenant contained in this Agreement).

12.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 12.1, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

13. Miscellaneous.

13.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Equity One and the Shareholder; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure and give the other Parties a reasonable opportunity to consult as to the content and form of the proposed disclosure).

13.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and the Indemnified Parties.

13.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

13.4 Succession and Assignment. This Agreement and all of the provisions hereof, including this Section 13.4, shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Equity One and Centrefund. Notwithstanding the foregoing, from and after Closing, the Shareholder and Centrefund may, at any time and from time to time, pledge, transfer or assign all or any of their rights under Section 11 of this Agreement to one or more transferees or pledgees of at least one million of the Purchase Price Shares, without the consent of any other Party but upon giving notice of such assignment to Equity One; provided that no such transfer or pledge shall affect the obligations of Equity One hereunder. Equity One agrees to acknowledge in writing any such assignments or pledges made.

13.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
13.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Equity One: 1696 N.E. Miami Gardens Drive North Miami Beach, Florida 33179 Attn: Howard Sipzner	Copy to: Greenberg Traurig, P.A. Brickell Avenue Miami, Florida 33131 Attn: Gary Epstein, Esq.
If to Centrefund: Attention: Dori Segal BCE Place, Canada Trust Tower 161 Bay Street, Ste. 2820 Toronto, Ontario, Canada M5J2S1	Copy to: Torys Suite 3000, Maritime Life Tower Box 270, Toronto-Dominion Centre Toronto, Ontario M5K lN2 Attention: Pat Koval
If to Shareholder: Attention: Dori Segal BCE Place, Canada Trust Tower 161 Bay Street, Ste. 2820 Toronto, Ontario, Canada M5J2S1	Copy to: Torys Suite 3000, Maritime Life Tower Box 270, Toronto-Dominion Centre Toronto, Ontario M5K lN2 Attention: Pat Koval

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

13.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Equity One and the Shareholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

13.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13.11 Expenses. Each of the Parties and Target will bear its own costs and expenses incurred in connection with this Agreement and the Transaction. The Parties agree that the expenses allocable to the Target shall be determined reasonably and in good faith.

13.12 Construction. The Parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

13.13 Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, Schedules and Certificates identified in this Agreement are incorporated herein by reference and made a part hereof.

13.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

13.15 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Dade County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 13.7. Nothing in this Section 13.15, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

13.16 Prevailing Party. In any action or proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the other party to the action or proceeding.

13.18 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVE ANY RIGHTS THAT THEY MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION.

(signatures on following page)
IN WITNESS WHEREOF, the Parties hereto have executed this Stock Exchange Agreement as of the date first above written.
EQUITY ONE, INC. By:/s/ Doron Valero Doron Valero, President
CENTREFUND REALTY CORPORATION By:/s/ Dori J Segal Name: Dori J Segal Title: President and CEO
FIRST CAPITAL AMERICA HOLDING CORP. By:/s/ Dori J Segal Name: Dori J Segal Title: President and CEO

EXHIBITS
Target Real Property
Target Financial Statements
Target Existing Debt
Equity One Real Property (not including those disclosed in the Equity One Public Filings)
Equity One Existing Debt (not including those disclosed in the Equity One Public Filings)
Form of Torys Opinion Letter
Form of Greenberg Traurig opinion letter
Dawsco Indemnity
Nova Scotia Loans
Target Companies